Exhibit 10.1

LEASE

(Single Tenant; Net)

BETWEEN

THE IRVINE COMPANY LLC

AND

ISTA PHARMACEUTICALS

i

EXHIBITS
Exhibit A	Description of Premises
Exhibit B	Environmental Questionnaire
Exhibit C	Landlord’s Disclosures
Exhibit D	Insurance Requirements
Exhibit E	Rules and Regulations
Exhibit F	Irrevocable Standby Letter of Credit
Exhibit X	Work Letter
Schedule 1	Building Standard Improvements
Schedule 2	Restoration Plan
Exhibit Y	Project Site Plan

ii

LEASE

(Single Tenant; Net)

THIS LEASE is made as of the 12th day of March, 2010, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company hereafter called “Landlord,” and ISTA PHARMACEUTICALS, INC., a Delaware corporation, hereinafter called “Tenant.”

ARTICLE I. BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Premises: The Premises are more particularly described in Section 2.1.

Address of Building: 50 Technology Drive, Irvine, CA

2.	Project Description (if applicable): Lakeview Business Center

3.	Use of Premises: General office, laboratory and warehouse for pharmaceutical company

4.	Estimated Commencement Date: January 1, 2011

5.	Term: Eighty-four (84) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.

6.	Basic Rent: Commencing on the Commencement Date, the Basic Rent shall be Sixty Thousand Five Hundred Forty-Seven Dollars ($60,547.00) per month, based on $1.00 per rentable square foot.

Basic Rent is subject to adjustment as follows:

Commencing twelve (12) months following the Commencement Date, the Basic Rent shall be Sixty Two Thousand Three Hundred Sixty-Three Dollars ($62,363.00) per month, based on $1.03 per rentable square foot.

Commencing twenty-four (24) months following the Commencement Date, the Basic Rent shall be Sixty Four Thousand One Hundred Eighty Dollars ($64,180.00) per month, based on $1.06 per rentable square foot.

Commencing thirty-six (36) months following the Commencement Date, the Basic Rent shall be Sixty Five Thousand Nine Hundred Ninety-Six Dollars ($65,996.00) per month, based on $1.09 per rentable square foot.

Commencing forty-eight (48) months following the Commencement Date, the Basic Rent shall be Sixty Eight Thousand Four Hundred Eighteen Dollars ($68,418.00) per month, based on $1.13 per rentable square foot.

Commencing sixty (60) months following the Commencement Date, the Basic Rent shall be Seventy Thousand Two Hundred Thirty-Five Dollars ($70,235.00) per month, based on $1.16 per rentable square foot.

Commencing seventy-two (72) months following the Commencement Date, the Basic Rent shall be Seventy Two Thousand Fifty-One Dollars ($72,051.00) per month, based on $1.19 per rentable square foot.

7.	Guarantor(s): None

8.	Floor Area: Approximately 60,547 rentable square feet

9.	Security Deposit: $0

Letter of Credit: $500,000.00

10.	Broker(s): Jones Lang LaSalle Americas, Inc.

11.	Additional Insureds: None

12.	Address for Payments and Notices:

LANDLORD	TENANT

Payment Address:

THE IRVINE COMPANY LLC Department #6489 Los Angeles, CA 90084-6489 Attn: Senior Vice President, Property Operations Irvine Office Properties	ISTA PHARMACEUTICALS, INC. 50 Technology Drive Irvine, CA 92618 Attn: Ms. Kathleen McGinley

Notice Address:	with a copy of notices to:

THE IRVINE COMPANY LLC 550 Newport Center Drive Newport Beach, CA 92660 Attn: Senior Vice President, Property Operations Irvine Office Properties	ISTA PHARMACEUTICALS, INC. 50 Technology Drive Irvine, CA 92618 Attn: Mr. Rick Nichols

with a copy of notices to:

THE IRVINE COMPANY LLC 550 Newport Center Drive Newport Beach, CA 92660 Attn: Vice President Operations Irvine Office Properties, Technology Portfolio

13.	Tenant’s Liability Insurance Requirement: $2,000,000.00

14.	Vehicle Parking Spaces: One hundred eighty-two (182)

ARTICLE II. PREMISES

SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the “Premises”), containing approximately the rentable square footage set forth as the “Floor Area” in Item 8 of the Basic Lease Provisions. The Premises consist of all of the Floor Area within the building identified in Item 1 of the Basic Lease Provisions (the Premises together with such building and the underlying real property, are called the “Building”), and is a portion of the project identified in Item 2 of the Basic Lease Provisions and shown in Exhibit Y, if any (the “Project”). If the Project is not already completed, Landlord makes no representation that the Project, if any, as shown on Exhibit Y, (a) will be completed or that it will be constructed as shown on Exhibit Y without change, or (b) to the extent the Project is constructed, it will not be changed from the Project as shown on Exhibit Y. All references to “Floor Area” in this Lease shall mean the rentable square footage set forth in Item 8 of the Basic Lease Provisions. The rentable square footage set forth in Item 8 may include or have been adjusted by various factors, including, without limitation, a load factor for any vertical penetrations, stairwells or similar features or areas of the Building. Tenant agrees that the Floor Area set forth in Item 8 shall be binding on Landlord and Tenant for purposes of this Lease regardless of whether any future or differing measurements of the Premises or the Building are consistent or inconsistent with the Floor Area set forth in Item 8.

SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or their respective suitability or fitness for any purpose, including without limitation any representations or warranties regarding the compliance of Tenant’s use of the Premises with the applicable zoning or regarding any other land use matters, and Tenant shall be solely responsible as to such matters. Further, neither Landlord nor any representative of Landlord has made any representations or warranties regarding (i) what other tenants or uses may be permitted or intended in the Building or the Project, (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions, or (iii) any construction of portions of the Project not yet completed. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Premises except as expressly provided in this Lease. As of the Commencement Date, Tenant shall be conclusively deemed to have accepted the Premises and those portions of the Building and Project in which Tenant has any rights under this Lease, which acceptance shall mean that it is conclusively established that the Premises and those portions of the Building and Project in which Tenant has any rights under this Lease were in satisfactory condition and in conformity with the provisions of this Lease, subject only to: (A) those defective or incomplete portions of the “Tenant Improvements” and the “Landlord’s Work” constructed by Landlord pursuant to the Work Letter attached hereto as Exhibit X (“Work Letter”), which Tenant shall have itemized on a written punch list and delivered to Landlord within thirty (30) days after the Commencement Date of this Lease, and (B) Landlord’s obligations contained in Section 2.4 below. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, address, number or designation of the Building or Project without liability to Tenant.

SECTION 2.4. LANDLORD’S RESPONSIBILITIES.

(a) Notwithstanding the provisions of Section 7.2 of this Lease, Landlord shall correct, repair and/or replace any non-compliance of the Building exterior, the Landlord’s Work and/or the Common Areas with all applicable building permits and codes in effect as of the Commencement Date, including without limitation, the provisions of Title III of the Americans With Disabilities Act (“ADA”) in effect as of the Commencement Date. Said costs of compliance shall be Landlord’s sole cost and shall not be part of Project Costs. Landlord shall correct, repair or replace any non-compliance of the Building exterior, the Tenant Improvements and the Common Areas with any revisions or amendments to the ADA which become effective after the Commencement Date, provided that the amortized cost of such repairs or replacements (amortized over the useful life thereof using a market cost of funds reasonably determined by Landlord) shall be included as Project Costs payable by Tenant. All other ADA compliance issues which pertain to the Premises, including without limitation, in connection with Tenant’s construction of any alterations or other improvements in the Premises (and any resulting ADA compliance requirements in the Common Areas if Landlord shall consent to same as more particularly provided in Section 7.3 of this Lease) and the operation of Tenant’s business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense. The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section 2.4(a) shall be made promptly following notice of non-compliance from any applicable governmental agency.

(b) Landlord warrants to Tenant that the plumbing, fire sprinkler, lighting, heating, ventilation and air conditioning systems serving the Premises (the “Building Systems”) shall be in good operating condition on the Commencement Date, and that the roof of the Building shall be in a “weather-tight” condition as of the Commencement Date. Provided that Tenant shall notify Landlord of a non-compliance with the foregoing warranty as to the Building Systems not later than thirty (30) days following the Commencement Date, and/or of a non-compliance with the foregoing warranty as to the roof of the Building not later than one hundred eighty (180) days following the Commencement Date, then Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s cost and expense, except for the application of available repair reserves maintained as part of Project Costs.

ARTICLE III. TERM

SECTION 3.1. GENERAL. The Term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence (“Commencement Date”) on the earlier to occur of: (i) the “Substantial Completion Date” (as hereinafter defined), or (ii) the date Tenant commences its normal business operations in the Premises. The date on which this Lease is scheduled to terminate is referred to as the “Expiration Date.” Prior to Tenant’s taking of possession of the Premises, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the Expiration Date of this Lease. Tenant’s failure to execute that form shall not affect the validity of Landlord’s determination of those dates or Tenant’s obligation to pay rent hereunder. As used herein, the “Substantial Completion Date” shall mean the date that both the Tenant Improvements constructed by Landlord pursuant to the attached Work Letter (the “Tenant Improvements”) and the Landlord’s Work constructed pursuant to the Work Letter (the “Work Letter”) are substantially completed but for minor punch list matters, any requisite temporary or permanent certificate of occupancy has been issued for the Premises by the City of Irvine, and the Premises, as so improved, are tendered to Tenant, but not sooner than the Estimated Commencement Date as set forth in Item 4 of the Basic Lease Provisions.

SECTION 3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent until the Commencement Date of this Lease has occurred as provided in Section 3.1 above, except that if Landlord cannot so tender possession of the Premises on the Estimated Commencement Date as provided in Section 3.1(i) above due to any action or inaction of Tenant (including without limitation any “Tenant Delay” described in the Work Letter attached to this Lease), then the Commencement Date shall be deemed to have occurred on the date Landlord would have been able to deliver the Premises to Tenant but for Tenant’s action or inaction, including without limitation any Tenant Delay described in the attached Work Letter.

Notwithstanding anything to the contrary contained in this Section 3.2, if for any reason other than “Tenant Delays” (as defined in the Work Letter attached hereto), or other matters beyond Landlord’s reasonable control, the actual Commencement Date has not occurred by the date that is one hundred twenty (120) days following the Estimated Commencement Date shown on Item 4 of the Basic Lease Provisions, then Tenant may, by written notice to Landlord given at any time thereafter but prior to the actual occurrence of the Commencement Date, elect to terminate this Lease. Notwithstanding the foregoing, if at any time during the construction period, Landlord reasonably believes that the Commencement Date will not occur on or before one hundred twenty (120) days following the Estimated Commencement Date, Landlord may notify Tenant in writing of such fact and of a new outside date on or before which the Commencement Date will occur, and Tenant must elect within ten (10) days of receipt of such notice to either terminate this Lease or waive its right to terminate this Lease provided the Commencement Date occurs on or prior to the new outside date established by Landlord in such notice to Tenant. Tenant’s failure to elect to terminate this Lease within such ten (10) day period shall be deemed Tenant’s waiver of its right to terminate this Lease as provided in this paragraph as to the previous outside date, but not as to the new outside date established by said notice.

SECTION 3.3. RIGHT TO EXTEND THIS LEASE. Provided that no Event of Default has occurred under any provision of this Lease at the time of exercise of the extension right granted herein, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease (except pursuant to a “Permitted Transfer” as hereinafter defined), then Tenant may extend the Term of this Lease for one (1) period of sixty (60) months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than nine (9) months or more than twelve (12) months prior to the expiration date of the Term, Tenant’s irrevocable written notice of its commitment to extend (the “Commitment Notice”). The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.

If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension of the Term, then within one hundred twenty (120) and ninety (90) days prior to the expiration date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for the 60-month renewal of comparable space in the Project (together with any increases thereof during the extension period) as of the commencement of the extension period (“Landlord’s Determination”). Should Tenant disagree with the Landlord’s Determination, then Tenant shall, not later than twenty (20) days thereafter, notify Landlord in writing of Tenant’s determination of those rental terms (“Tenant’s Determination”). In no event, however, shall Landlord’s Determination or Tenant’s Determination be less than the Basic Rent payable by Tenant during the then-scheduled final month of the initial Term. Within ten (10) days following delivery of the Tenant’s Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the Premises. Any appraiser designated hereunder shall have an MAI certification with not less than five (5) years experience in the valuation of commercial industrial buildings in the vicinity of the Project.

Within thirty (30) days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the 60-month renewal of the Lease for the Premises, as reasonably extrapolated to the commencement of the extension period. Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In making such determination, the appraiser shall consider rental comparables for the Project (provided that if there are an insufficient number of comparables within the project, the appraiser shall consider rental comparables for similarly improved space within the vicinity of the Project with appropriate adjustment for location and quality of project), including factors for tenant improvement allowances or other concessions then being granted for lease renewals, but the appraiser shall not attribute any factor for brokerage commissions in making its determination of the fair market rental rate. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.

Within twenty (20) days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord within ten (10) days after Tenant’s receipt of same. Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in the initial paragraph of this Section 3.3, Tenant’s right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this Section 3.3 (except for a “Permitted Transfer”) shall be void from its inception. Tenant shall have no other right to extend the Term beyond the sixty (60) month extension period created by this Section 3.3. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section 3.3.

ARTICLE IV. RENT AND OPERATING EXPENSES

SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset (except as expressly provided in this Lease), the rental amount for the Premises shown in Item 6 of the Basic Lease Provisions (the “Basic Rent”), including subsequent adjustments, if any. Any rental adjustment to Basic Rent shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not the Commencement Date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions and one (1) month’s estimated Tenant’s Share of Operating Expenses (as defined in Section 4.2) shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent and Operating Expenses first due hereunder.

SECTION 4.2. OPERATING EXPENSES.

(a) From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section 4.2(f), incurred by Landlord in the operation of the Building and the Project. The term “Tenant’s Share” means one hundred percent (100%) of Operating Expenses reasonably determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, plus that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage, as reasonably determined from time to time by Landlord, of (i) all of the buildings in the Project, as reasonably determined by Landlord, for expenses determined by Landlord to benefit or relate substantially to the entire Project rather than any specific building or (ii) all or some of the buildings within the Project as well as all or a portion of other property owned by Landlord and/or its affiliates, for expenses which benefit or relate to such buildings within the Project and such other real property. In the event that Landlord reasonably determines that any premises within any building within the Project or any portion of a building or project within a larger area incurs a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may, allocate a greater percentage of such Operating Expense to such premises, building or project, as applicable. The full amount of any reasonable overhead/management fee payable by, or paid to, Landlord for the management of Tenant’s Premises that is calculated as a percentage of the rent payable by Tenant shall be paid in full by Tenant as additional rent, provided that any such fee shall not be in addition to any other overhead/management fee for the Project contemplated as part of “Project Costs”.

(b) Prior to the start of each full Expense Recovery Period (as defined in this Section 4.2), Landlord shall give Tenant a written estimate of the amount of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period. Failure to provide such estimate shall not relieve Tenant from its obligation to pay Tenant’s Share of Operating Expenses or estimated amounts thereof, if and when Landlord provides such estimate or final payment amount. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant’s Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant’s Share of Operating Expenses based upon the new estimate. For purposes hereof, “Expense Recovery Period” shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30, provided that Landlord shall have the right to change the date on which an Expense Recovery Period commences in which event appropriate reasonable adjustments shall be made to Tenant’s Share of Operating Expenses so that the amount payable by Tenant shall not materially vary as a result of such change.

(c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Tenant’s Share of Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments of Tenant’s Share of Operating Expenses, if any, to the actual Tenant’s Share of Operating Expenses as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. Should Tenant fail to object in writing to Landlord’s determination of Tenant’s Share of Operating Expenses, or fail to give written notice of its intent to audit Landlord’s Operating Expenses pursuant to the provisions of the next succeeding paragraph, within one hundred eighty (180) days following delivery of Landlord’s expense statement, Landlord’s determination of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties for all purposes and any future claims to the contrary shall be barred; provided, however, that nothing contained in the foregoing shall prohibit Landlord from supplementing any statement, from time to time, with new or corrected Operating Expenses.

Provided no Event of Default has occurred, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord’s general ledger of expenses not more than once during any Expense Recovery Period. However, to the extent that insurance premiums or any other component of Operating Expenses is determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class business parks in Orange County, California. Tenant shall give notice to Landlord of Tenant’s intent to audit within one hundred eighty (180) days after Tenant’s receipt of Landlord’s expense statement which sets forth Tenant’s Share of Landlord’s actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant’s rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In the event of a dispute between Landlord and Tenant regarding such audit, such dispute shall be submitted and resolved by binding arbitration pursuant to Article III of the attached Work Letter. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall forfeit its right to any reconciliation or cost reimbursement payment from Landlord due to said audit (and any such payment theretofore made by Landlord shall be promptly returned by Tenant), and Tenant shall have no further audit rights under this Lease. Notwithstanding the foregoing, Tenant shall have no right of audit with respect to any Expense Recovery Period unless the total Operating Expenses per square foot for such Expense Recovery Period, as set forth in Landlord’s annual expense reconciliation, exceed the total Operating Expenses per square foot during the initial Expense Recovery Period during the Term, as increased by the percentage change in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, Los Angeles – Riverside – Orange County Area Average, all items (1982-84 = 100) (the “Index”), which change in the Index shall be measured by comparing the Index published for January of the initial Expense Recovery Period during the Term with the Index published for January of the applicable Expense Recovery Period.

(d) Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within thirty (30) days of written notice pay the entire increase over the estimated Tenant’s Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than thirty (30) days after such final determination.

(e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant’s Share of Operating Expenses for the year, then the estimate of Tenant’s Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to Tenant’s Share of the increase. If Landlord gives Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will or has become effective, then Tenant shall pay the increase to Landlord as a part of Tenant’s monthly payments of the estimated

Tenant’s Share of Operating Expenses as provided in Section 4.2(b), commencing with the month following Tenant’s receipt of Landlord’s notice. In addition, Tenant shall pay upon written request any such increases which were incurred prior to the Tenant commencing to pay such monthly increase.

(f) The term “Operating Expenses” shall mean and include all Project Costs, as defined in subsection (g), and Property Taxes, as defined in subsection (h).

(g) The term “Project Costs” shall include all expenses of operation, repair and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums and deductibles and/or reasonable premium and deductible equivalents should Landlord elect to self-insure all or any portion of any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; heating, ventilating and air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax or other consultant utilized by Landlord in connection with the Building and/or Project; establishment of reasonable reserves for replacements and/or repairs; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project; the cost of any capital investments or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments or replacements calculated at a market cost of funds, all as determined by Landlord, for each such year of useful life during the Term (“Permitted Capital Items”); costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of any communications or networked data transmission equipment, conduit, cabling, wiring and related telecommunication facilitating automation and control systems, remote telecommunications or data transmission infrastructure within the Building and/or the Project, and repair and replacement costs associated with such infrastructure; capital costs associated with a requirement related to demands on utilities by Project tenants, including without limitation the cost to obtain additional phone connections; labor; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord’s personnel and outside personnel, and a reasonable overhead/management fee for the professional operation of the Project (provided that any allocated wages and salaries, benefits and payroll taxes and any overhead/management fee shall not, in the aggregate, exceed market-competitive charges for the management of comparable projects in the vicinity of the Project). It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord.

(h) The term “Property Taxes” as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, general net income or franchise taxes imposed against Landlord shall be excluded.

(i) Notwithstanding the provisions of this Section 4.2 to the contrary, Operating Expenses shall not include any cost or expense identified as the responsibility of Landlord at its sole cost and expense and not an Operating Expense or a Project cost by the express terms of this Lease, and shall not include any of the following:

(1) Any ground lease rental;

(2) Costs which are deemed capital expenditures under generally accepted account principles consistently applied or otherwise (“Capital Items”), except for Permitted Capital Items and any other items specifically authorized herein;

(3) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded in (2) above;

(4) Costs incurred for the repair of any casualty damage to the Building and Project if and to the extent that such repair costs exceed Two Hundred Fifty Thousand Dollars ($250,000.00) per occurrence;

(5) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements in the Building or Project or incurred in renovating or otherwise improving, decorating, painting, or redecorating vacant space for tenants or other occupants of the Building or Project;

(6) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(7) Marketing costs including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

(8) Expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Project;

(9) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of the Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(10) Interest, principal, points and frees on debts or amortization on any mortgage or mortgages;

(11) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(12) Advertising and promotional expenditures;

(13) Electric power costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly;

(14) Tax penalties incurred as a result of the failure by Landlord to make payments and/or to file any tax or informational returns when due;

(15) Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of those items set forth on Landlord’s Disclosure attached to this Lease as Exhibit C and made a part hereof and Hazardous Materials in or about the Premises, the Building or the Project including, without limitation, Hazardous Materials in the ground water or soil, except: (i) for mold or similar conditions not in existence prior to the Commencement Date of this Lease, and/or (ii) to the extent Tenant is responsible for such Hazardous Materials conditions as provided in Section 5.3 of this Lease;

(16) Costs arising from charitable or political contributions;

(17) Costs for the acquisition of (as opposed to the maintenance of) sculpture, paintings or other objects of art;

(18) Costs (including in connection therewith all attorneys; fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Building and/or the Project;

(19) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation, repair and/or maintenance of the Project, including corporate accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be un issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

(20) Costs of any initial “tap fees” or any initial sewer or water connection fees for the Building;

(21) Any “validated” parking for any person or entity;

(22) Any “finders fees,” brokerage commissions, job placement costs or job advertising cost;

(23) The cost of any training or incentive programs, other than for tenant life safety information services;

(24) “In-house” legal and/or accounting fees; and

(25) Reserves of any kind or for any purpose except as specifically authorized herein (provided that Project Costs shall not include both reserves and amortized payments for the same items for concurrent time periods).

SECTION 4.3. LETTER OF CREDIT.

(a) Tenant shall deposit with Landlord, prior to the commencement of the construction of the “Tenant Improvements Work” (defined on Exhibit X attached hereto), an irrevocable stand-by letter of credit in the amount specified in Item 9 of the Basic Lease Provisions (the “Letter of Credit”). Said Letter of Credit shall be in form and with the substance of Exhibit F attached hereto (or in other form and substance acceptable to Landlord), and issued by a financial institution which is acceptable to Landlord. Upon any “Event of Default” by Tenant (as hereinafter defined), Landlord shall be entitled to draw upon said Letter of Credit by the issuance of Landlord’s sole written demand to the issuing financial institution, which draw shall be in an amount necessary to cure the default in question and to compensate Landlord for all damages incurred thereby, as determined by Landlord in its sole and absolute discretion, and if such amount cannot be readily determined by Landlord, then the full amount of the Letter of Credit can be drawn by Landlord pending determination of said amount. Notwithstanding the foregoing, while the amount of any such draw shall be determined in Landlord’s sole and absolute discretion as provided in the foregoing, if the amount of any such draw(s) shall ultimately exceed the amount of damages actually incurred by Landlord as the result of Tenant’s default (as determined pursuant to the applicable provisions of Article XIV of this Lease), then Landlord shall promptly refund any such excess to Tenant. Any such draw shall be without waiver or any rights Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for the default. If any portion of the Letter of Credit is drawn after a default by Tenant, Tenant shall within five (5) days after written demand by Landlord restore the Letter of Credit. Failure to so restore said Letter of Credit within said five (5) days shall be a default by Tenant under this Lease. Partial drawings upon said Letter of Credit shall be permitted. The Letter of Credit shall provide for automatic annual renewals through that date which is sixty (60) days after the Expiration Date of the Term of this Lease (including any extensions of the Term as provided in this Lease). In the event the Letter of Credit is not renewed by the issuing financial institution on or before thirty (30) days prior to the then-scheduled expiration date of the Letter of Credit, then Landlord shall have the right to draw the full amount of such Letter of Credit and to hold such amount as cash security for Tenant’s full and faithful performance of its obligations under the Lease. In the event of a draw down of the Letter of Credit to cash security as provided in the foregoing, the following shall apply: (i) upon any Event of Default by Tenant under this Lease, including specifically Tenant’s failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, in its sole and absolute discretion and notwithstanding any contrary provision of California Civil Code Section 1950.7, retain, use or apply the whole or any part of such cash security to pay any sum which Tenant is obligated to pay under this Lease, including without limitation, amounts estimated by Landlord as the amounts due it for prospective rent and for damages pursuant to Section 14.2(a)(i) of this Lease and/or California Civil Code Section 1951.2, sums that Landlord may spend or be required to expend by reason of the default by Tenant or any loss or damage that Landlord may suffer by reason of such default or costs incurred by Landlord in connection with the repair or restoration of the Premises pursuant to Section 15.3 upon expiration or earlier termination of this Lease, (ii) Landlord shall not be required to keep the cash security separate from its general funds and Tenant shall not be entitled to interest on such cash security, and (iii) if Tenant fully performs its obligations under this Lease, the cash security shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest under the Lease) within thirty (30) days after the expiration of the Term, provided that Tenant agrees that Landlord may retain the cash security to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full and Tenant agrees that Tenant shall have no claim against Landlord for Landlord’s retaining the cash security to the extent provided in the foregoing.

(b) In the event that no monetary Event of Default has occurred at any time during the Term hereof, and provided further that Tenant has not at any time been more than five (5) days late more than once with respect to any payments of rent due under the Lease, then upon the written request of Tenant, Landlord shall authorize reductions to the principal amount of the letter of credit in accordance with the following schedule:

(i) Upon the expiration of the 36th month of the Term, the principal amount of the Letter of Credit shall be reduced to $250,000.00; and upon the expiration of the 60th month of the Term, the principal amount of the letter of credit shall be further reduced to $80,000.00;

(ii) In lieu of the scheduled reductions to the Letter of Credit provided in Subsection (i) above, at any time following the expiration of the 36th month of the Term that Tenant shall demonstrate either positive cash flow from operations for 4 consecutive quarters, or positive net income for 4 consecutive quarters, all as determined by generally accepted accounting principles, consistently applied, shown in Tenant’s financial statements accompanying Tenant’s request, the principal amount of the Letter of Credit shall be reduced to $80,000.00; and

(iii) In lieu of the scheduled reductions to the Letter of Credit provided in Subsection (i) above and further in lieu of the reduction to the Letter of Credit provided in Subsection (ii) above, in the event of a “Permitted Transfer” of this Lease (as defined in Section 9.1(e) below) at any time during the Term where the successor entity resulting from such Permitted Transfer shall demonstrate a tangible “Net Worth” (as defined in Section 9.4 below) of at least $50,000,000.00 at the time of such Permitted Transfer, as shall be shown in Tenant’s audited financial statements accompanying Tenant’s request, the principal amount of the Letter of Credit shall be reduced to $80,000.00.

ARTICLE V. USES

SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord’s inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant’s permitted use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules. Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises, and any energy reporting requirements. Tenant shall comply at its expense with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or Project, and any amendments or modifications thereto, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant’s failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant’s noncompliance. As used in this Section 5.1, the term “permit” shall be deemed to mean “knowingly permit” in connection with anything that Tenant permits to be done on or about the Premises or the Project. Notwithstanding anything to the contrary contained in this Section 5.1, in the event Tenant’s obligation for compliance with all future and present laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities, and with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or the Project, results in a capital improvement on Tenant’s part (or Tenant’s being obligated to reimburse Landlord for a capital improvement), then Tenant shall only be responsible for the amortized cost of such capital improvement (amortized at a market cost of funds as reasonably determined by Landlord) over the useful life of said improvement during the Term, except in the event such obligation for capital improvements is required due to Tenant’s particular use of the Premises (in which case Tenant shall be fully responsible for the entire cost and installation of each capital investment). Subject to the express provisions of this Lease, Tenant shall have full access to and use of the Premises twenty-four (24) hours a day, seven (7) days a week, fifty-two (52) weeks a year.

SECTION 5.2. SIGNS. Tenant shall have the right to two (2) exterior “building top” signs on the Building in locations designated by Landlord, subject to Landlord’s right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below). Except as provided in the foregoing sentence, and except for Landlord’s standard suite signage, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord’s written determination, as reasonably determined by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord’s signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located (“Signage Criteria”). Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals and comply with any applicable insurance requirements for such signage. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor, except that Landlord shall pay for the initial installation costs only of the standard suite signage. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant’s expense. Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building. The term “sign” as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.

SECTION 5.3. HAZARDOUS MATERIALS.

(a) For purposes of this Lease, the term “Hazardous Materials” includes (i) any “hazardous material” as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as a result of such person’s possession, use, release or distribution of such substance or matter under any statutory or common law theory.

(b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion. Notwithstanding the foregoing: (A) Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Materials (such as photocopy toner, “White Out”, and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of all such products; and (B) Landlord hereby consents to the use by Tenant of the kinds and quantities of Hazardous Materials shown in the Environmental Questionnaire delivered to Landlord prior to the execution of this Lease, provided that all of the terms and conditions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of all such Hazardous Materials. Landlord may, in reasonable discretion, place such conditions as Landlord deems appropriate with respect to Tenant’s use of any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant’s business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.

(c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant’s use, handling, storage, release and/or disposal of Hazardous Materials.

(d) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder, during business hours upon at least 24 hours prior written or oral notice, to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all facilities, records and personnel related thereto. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant’s obligations under this Section 5.3 at Tenant’s expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall minimize interference with Tenant’s business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant’s expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

(e) If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, from, under or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord’s prior written consent shall not be necessary in the event that the presence of

Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord’s interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building or the Project and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project as a result of such Hazardous Material or remediation thereof. If it is at any time discovered that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises, the Building or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s approval (not to be unreasonably withheld), specifying the actions to be taken by Tenant to return the Premises, the Building or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease. As used in this Section 5.3(e), the terms “permit” and “permitted” shall be deemed to mean “knowingly permit” and “knowingly permitted” in connection with anything that Tenant permits, or has permitted, to be done on or about the Premises or the Project.

(f) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit C attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit C, nor with respect to any Hazardous Materials which: (i) were not caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, (ii) were the result of violations of any “Hazardous Materials Laws” (as hereinafter defined) relating to the Premises, the Building or the Project (the Premises, the Building, and the Project shall be collectively referred to herein as the “Property”) which violations existed as of the Commencement Date, or (iii) were present in, on, under or about any part of the Property as of the Commencement Date, or that were brought into, onto, about, or under any part of the Property by anyone other than Tenant or its agents, employees, contractors, licensees or invitees. “Hazardous Materials Laws” shall mean and include all federal, state, and local laws relating to the environment or to Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), each as amended from time to time. Notwithstanding the foregoing, Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention. Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord.

(g) Landlord shall take responsibility, at its sole cost and expense, for any governmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of those Hazardous Materials conditions for which Tenant has no liability or responsibility as described in Section 5.3(f) above. The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney’s fees) of defending Tenant from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord. Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention.

(h) Except as disclosed in Section 5.3(g) above (and/or as may otherwise be disclosed to Tenant in writing), Landlord represents that, to “Landlord’s knowledge” (as hereinafter defined), there are no Hazardous Materials in or about the Premises which are in violation of any applicable federal, state or local law, ordinance or regulation. As used herein, “Landlord’s knowledge” shall mean the actual knowledge, without duty of inquiry or investigation, of the current employees or authorized agents of Landlord responsible for Hazardous Materials compliance matters.

ARTICLE VI. COMMON AREAS; SERVICES

SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, telecommunications service, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services, and Tenant shall pay such amount to Landlord, as an item of additional rent, within ten (10) days after receipt of Landlord’s statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant’s proportionate share of such costs in the manner set forth in Section 4.2. Tenant shall also pay to Landlord as an item of additional rent, within ten (10) days after receipt of Landlord’s statement or invoice therefor, Landlord’s “Standard Charges” (as hereinafter defined, which shall be in addition to the electricity charge paid to the utility provider) for Tenant’s “after hours” usage of each HVAC unit servicing the Premises except for the “Supplemental HVAC Units” (as hereinafter defined). “After hours” shall mean more than three thousand four hundred thirty-two (3,432) hours of usage of each HVAC unit servicing the Premises during any calendar year during the Term, as prorated for any partial calendar year during the Term, and shall be determined based upon the operation of the applicable HVAC unit during each year or partial year on a “non-cumulative” basis (without regard to Tenant’s usage or nonusage of said unit during other years during the Term). Landlord’s “Standard Charges” for “after hours” usage shall mean: (i) One Dollar ($1.00) for each “after hours” of usage of any 1-5 ton package HVAC unit; (ii) Five Dollars ($5.00) for each “after hours” of usage of any 6-9 ton package HVAC unit; and (iii) Ten Dollars ($10.00) for each “after hours” of usage of any 10+ ton package HVAC unit. As used herein, “Supplemental HVAC Units” shall mean those HVAC units dedicated solely to cooling Tenant’s computer room and laboratory space on a 24/7 basis. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall, upon at least 24 hours prior oral or written notice and during normal business hours (except in case of emergency when no notice shall be required), have free access to the Building and Premises to install, maintain, repair, replace or remove all electrical and mechanical installations of Landlord. Tenant acknowledges that the costs incurred by Landlord related to providing above-standard utilities to Tenant, including, without limitation, telephone lines, may be charged to Tenant.

Notwithstanding the foregoing, if as a result of the direct actions of Landlord, its employees, contractors or authorized agents, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC or electricity services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant’s Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent. The foregoing provisions shall be Tenant’s sole recourse and remedy in the event of such an interruption of services, and shall not apply in case of the actions of parties other than Landlord, its employees, contractors or authorized agents, or in the case of damage to, or destruction of, the Premises (which shall be governed by the provisions of Article XI of the Lease). Any disputes concerning the foregoing provisions shall be submitted to and resolved by JAMS arbitration pursuant to the provisions of Article III of the attached Work Letter.

SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Project. The term “Common Areas” shall mean all areas which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements within the Project provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms and roof access entries, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Areas in the manner Landlord may reasonably determine to be appropriate. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Project Costs except to the extent any particular cost incurred is related to or associated with a specific tenant and can be charged to such tenant of the Project. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as authorized by Landlord’s rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations or use of Premises, including without limitation, planters and furniture. Nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Landlord.

SECTION 6.4. PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 14 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sports utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no parking of any vehicles for longer than a forty-eight (48) hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings, parking areas, and other Common Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises.

ARTICLE VII. MAINTAINING THE PREMISES

SECTION 7.1. TENANT’S MAINTENANCE AND REPAIR. Tenant at its sole expense shall maintain and make all repairs and replacements necessary to keep the Premises and the Building in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, including without limitation all interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall, at Landlord’s request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. All repairs and replacements shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord). Any contractor utilized by Tenant shall be subject to Landlord’s standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to perform any repair and maintenance of the electrical and mechanical systems and any air conditioning, ventilating or heating equipment serving the Premises and include the cost thereof as part of Tenant’s Share of Operating Expenses. If Tenant fails to properly maintain and/or repair the Premises as herein provided following Landlord’s notice and the expiration of the applicable cure period (or earlier if Landlord reasonably determines that such work must be performed prior to such time in order to avoid damage to the Premises or Building or other detriment), then Landlord may elect, but shall have no obligation, to perform any repair or maintenance required hereunder on behalf of Tenant and at Tenant’s expense, and Tenant shall reimburse Landlord upon demand for all costs incurred upon submission of an invoice.

SECTION 7.2. LANDLORD’S MAINTENANCE AND REPAIR. Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises (exclusive, however, of Supplemental HVAC Units and related equipment which shall be serviced, maintained, repaired and replaced by Tenant), and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical and mechanical systems, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (excluding exterior glass), or structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. All costs of any maintenance, repairs and replacement on the part of Landlord provided hereunder shall be considered part of Project Costs.

SECTION 7.3. ALTERATIONS. Except as otherwise provided in this Section, Tenant shall make no alterations, additions, fixtures or improvements (“Alterations”) to the Premises or the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may make Alterations to the Premises costing less than Twenty-Five Thousand Dollars ($25,000.00) during each calendar year of the Term without Landlord’s consent but with prior notice to Landlord, provided, however, that any Alterations which change the structural, electrical or mechanical systems of the Premises, or which require a governmental permit as a prerequisite to the construction thereof, shall require Landlord’s prior written consent, which shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in either of the foregoing sentences, however, no Alterations shall: (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any change to the basic floor plan of the Premises (including, without limitation, the adding of any additional “office” square footage) or any change to any structural or mechanical systems of the Premises, or (iv) fail to comply with any applicable governmental requirements or require any governmental permit as a prerequisite to the construction thereof, or (v) result in the Premises requiring building services beyond the level normally provided to other tenants, or (vi) interfere in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (vii) diminish the value of the Premises including, without limitation, using lesser quality materials than those existing in the Premises, or (viii) alter or replace Standard Improvements. Further, in the event that any Alteration would result in a change from Landlord’s building standard materials and specifications for the Project (“Standard Improvements”), Tenant shall be responsible for the cost of replacing such non-standard improvement (“Non-Standard Improvement”) with the applicable Standard Improvement (“Replacements”) which Replacements shall be completed prior to the Expiration Date or earlier termination of this Lease. Landlord may impose any condition to its consent, including but not limited to a requirement that the installation and/or removal of all Alterations and Replacements be covered by a lien and completion bond satisfactory to Landlord in its reasonable discretion and requirements as to the manner and time of performance of such work. Landlord shall in all events, whether or not Landlord’s consent is required, have the right to approve the contractor performing the installation and removal of Alterations and Replacements (which approval shall not be unreasonably withheld, delayed or conditioned), and Tenant shall not permit any contractor not approved by Landlord to perform any work on the Premises or on the Building. Tenant shall obtain all required permits for the installation and removal of Alterations and Replacements and shall perform the installation and removal of Alterations and Replacements in compliance with all applicable laws, regulations and ordinances, including without limitation the Americans with Disabilities Act, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations as described in Article XVII. Tenant understands and agrees that Landlord shall be entitled to a supervision fee in the amount of five percent (5%) of the cost of such Alterations either requiring a permit from the City of Irvine or affecting any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building. Under no circumstances shall Tenant make any Alterations or Replacements which incorporate any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises, the Building or the Common Area. If any governmental entity requires, as a condition to any proposed Alterations by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas (which consent may be withheld in the sole and absolute discretion of Landlord), then Tenant shall, at Tenant’s sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors, architects and engineers as Landlord may require in its sole and absolute discretion. Any request for Landlord’s consent to any proposed Alterations shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the work proposed by Tenant and consented to by Landlord modify the basic floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems and standards. Unless Landlord otherwise agrees in writing, all Alterations made or affixed to the Premises, the Building or to the Common Area (excluding moveable trade fixtures and furniture), including without limitation all of Tenant’s voice and data cabling and all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, as provided in the next succeeding paragraph of this Section 7.3, require Tenant to remove by the Expiration Date or sooner termination date of this Lease, all or any of the Alterations installed either by Tenant or by Landlord at Tenant’s request, and to repair any damage to the Premises, the Building or the Common Area arising from that removal and restore the Premises to their condition prior to making such Alterations.

As of the Expiration Date or earlier termination date of this Lease, Landlord shall have the right to require Tenant to remove any Alterations made by Tenant to the Premises and to replace same with the applicable Replacements, whether or not Landlord’s consent was required. Notwithstanding the foregoing, if at the time of requesting Landlord’s consent to any such Alterations, Tenant shall request in writing whether or not Landlord shall require such Alterations to be removed and replaced as of the Expiration Date or earlier termination date of this Lease, then Landlord’s right to require Tenant to remove and replace such Alterations shall be exercised, if at all, at the time of Landlord’s consent thereto.

SECTION 7.4. MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord,

Tenant shall promptly (but in no event later than ten (10) business days following such request) cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant upon demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than ten (10) days prior notice in writing before commencing construction of any kind on the Premises or Common Area and shall again notify Landlord that construction has commenced, such notice to be given on the actual date on which construction commences, so that Landlord may post and maintain notices of nonresponsibility on the Premises or Common Area, as applicable, which notices Landlord shall have the right to post and which Tenant agrees it shall not disturb. Tenant shall also provide Landlord notice in writing within ten (10) days following the date on which such work is substantially completed. The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease.

SECTION 7.5. ENTRY AND INSPECTION. Landlord shall during normal business hours, upon at least 24 hours prior written or oral notice and with a Tenant escort if Tenant so chooses (except in emergencies, when no notice or escort shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to have access to install, repair, maintain, replace or remove all electrical and mechanical installations of Landlord and to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant Event of Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall have the right, if desired and subject to Tenant’s reasonable security requirements, to retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.

SECTION 7.6. COMMUNICATIONS EQUIPMENT. Landlord hereby grants to Tenant a non-exclusive license (the “License”) to install, maintain and operate on the roof of the Building a single antenna or satellite dish not exceeding forty-eight inches (48”) in height or thirty-six inches (36”) in diameter (the “Antenna”) in accordance with and subject to the terms and conditions set forth below. The Antenna shall be installed at a location designated by Landlord and reasonably acceptable to Tenant (“Licensed Area”). The Licensed Area shall be considered to be a part of the Premises for all purposes under the Lease, and except as otherwise expressly provided in this Section all provisions applicable to the use of the Premises under the Lease shall apply to the Licensed Area and its use by Tenant.

(1) The Term of the License shall be coterminous with this Lease;

(2) Tenant shall not be obligated to pay any license fee for the use of the Licensed Area pursuant to this Section during the Term of this Lease.

(3) Tenant shall use the Licensed Area only for the installation, operation, repair, replacement and maintenance of the Antenna and the necessary mechanical and electrical equipment to service said Antenna and for no other use or purpose. The installation of the Antenna and all equipment and facilities related thereto, including any required screening for the Antenna and any required conduit from the Premises to the Antenna, shall be deemed to constitute an Alteration subject to the provisions of Section 7.3 of the Lease, provided that Landlord shall not unreasonably withhold its approval of the same. Landlord may require appropriate screening for the Antenna as a condition of Landlord’s approval of the installation of the Antenna. Tenant may have access to the Licensed Area for such uses and shall reimburse Landlord for any reasonable out-of-pocket expenses incurred by Landlord in connection with repairs to the roof of the Building resulting from the installation of the Antenna and/or Tenant’s use of the Licensed Area.

(4) The Antenna shall be used only for transmitting and/or receiving data, audio and/or video signals to and from Tenant’s facilities within the Premises for Tenant’s use, and shall not be used or permitted to be used by Tenant for purposes of broadcasting signals to the public or to provide telecommunications or other communications transmitting or receiving services to any third parties;

(5) Landlord reserves the right upon reasonable prior written notice to Tenant to require either (a) the relocation of all equipment installed by Tenant to another location on the roof of the Building reasonably designated by Landlord, or (b) the removal of any and all of such equipment should Landlord reasonably determine that its presence results in material damage to the Building unless Tenant makes satisfactory arrangements to protect Landlord therefrom;

(6) Tenant shall require its employees, when using the Licensed Area, to stay within the immediate vicinity thereof. In addition, in the event any communications system or broadcast or receiving facilities are operating in the area, Tenant shall at all times during the term of the License conduct its operations so as to ensure that such system or facilities shall not be subjected to harmful interference as a result of such operations by

Tenant. Upon notification from Landlord of any such interference, Tenant agrees to immediately take the necessary steps to correct such situation, and Tenant’s failure to do so shall be deemed a default under the terms of this Lease.

(7) During the term of the License, Tenant shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Landlord regarding the generation of electromagnetic fields. Should Landlord determine in good faith at any time that the Antenna poses a health or safety hazard to occupants of the Building, Landlord may require Tenant to make arrangements satisfactory to Landlord to mitigate such hazard or, if Tenant either fails or is unable to make such satisfactory arrangements, to remove the Antenna. Any claim or liability resulting from the use of the Antenna or the Licensed Area shall be subject to the indemnification provisions of this Lease applicable to Tenant’s use of the Premises;

(8) During the term of the License, Tenant shall pay all taxes attributable to the Antenna and other equipment owned and installed by Tenant, and Tenant shall assure and provide Landlord with evidence that the Licensed Area and Tenant’s use thereof are subject to the insurance coverages otherwise required to be maintained by Tenant as to the Premises pursuant to Exhibit D;

(9) Upon the expiration or sooner termination of the Lease, Tenant shall remove the Antenna and all related equipment and facilities, including any conduit from the Premises to the Antenna, from the Licensed Area and any other portions of the Building within or upon which the same may be installed, and shall restore the Licensed Area and all other areas affected by such removal to their original condition, reasonable wear and tear excepted, all at its sole cost and expense; and

(10) Tenant’s rights under this Section belong solely to ISTA Pharmaceuticals, Inc., a Delaware corporation, and any attempted assignment or transfer of such rights shall be void and of no force and effect. Notwithstanding the foregoing, the rights under Section 7.6 may be assigned or transferred in connection with a valid assignment of the Tenant’s rights under the Lease or in connection with a sublease of all or substantially all of the Premises for all or substantially all of the remainder of the Term in accordance with Article IX.

ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, and, if required by Landlord, against all Non Standard Improvements to the Premises (as defined in Section 7.3) made by Landlord or Tenant, and against any Alterations (as defined in Section 7.3) made to the Premises or the Building by or on behalf of Tenant. If requested by Landlord, Tenant shall cause its personal property, Non-Standard Improvements and Alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes required to be paid by Tenant on Tenant’s personal property, Non-Standard Improvements and/or Alterations are levied against Landlord or Landlord’s property and if Landlord pays the same, or if the assessed value of Landlord’s property is increased by the inclusion of a value placed upon the personal property, Non-Standard Improvements and/or Alterations and if Landlord pays the taxes based upon the increased assessment, Landlord shall have the right to require that Tenant pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant’s Non-Standard Improvements, Alterations and personal property, Landlord’s reasonable determination shall be conclusive.

ARTICLE IX. ASSIGNMENT AND SUBLETTING

SECTION 9.1. RIGHTS OF PARTIES.

(a) Notwithstanding any provision of this Lease to the contrary, and except as to “Permitted Transfers” (as defined in Section 9.4 below), Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease or the Premises, or permit the Premises to be occupied by anyone other than Tenant, without Landlord’s prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any such assignment or subletting shall be void and of no force and effect and any such attempted assignment or subletting shall constitute an Event of Default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any course of action other than written consent. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (the “Bankruptcy Code”), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord’s standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

(b) If Tenant desires to transfer an interest in this Lease or the Premises, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed transferee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease, assignment or other transfer, including a copy of the proposed assignment, sublease or transfer form; (iv) evidence that the proposed assignee, subtenant or transferee will comply with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee, subtenant or transferee; (vi) any other information requested by Landlord and reasonably related to the transfer and (vii) the fee described in Section 9.1(e). Except as provided in Section 9.1 (c), Landlord shall not unreasonably withhold its consent, provided that the parties agree that it shall be reasonable for Landlord to withhold its consent if: (1) the use of the Premises will not be consistent with the provisions of this Lease or with Landlord’s binding commitment(s) to other tenants of the Building and Project; (2) the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee’s or subtenant’s actions or use of the property in question or is subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) insurance requirements of the proposed assignee or subtenant may not be brought into conformity with Landlord’s then current leasing practice; (4) a proposed subtenant or assignee has not demonstrated to the reasonable satisfaction of Landlord that it is financially responsible or has failed to submit to Landlord all reasonable information as requested by Landlord concerning the proposed subtenant or assignee, including, but not limited to, a certified balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord’s consent, statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent, and/or a certification signed by the proposed subtenant or assignee that it has not been evicted or been in arrears in rent at any other leased premises for the 3-year period preceding the request for Landlord’s consent; (5) the proposed assignee or subtenant is an existing tenant of the Building or Project or a prospect with whom Landlord is actively negotiating to become a tenant at the Building or Project; or (6) the proposed transfer will impose additional material burdens or adverse tax effects on Landlord. Tenant’s exterior signage rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a transfer of such signage rights in connection with Tenant’s assignment of this Lease, provided that Landlord shall have the right of prior approval that such signage continues to comply with the Sign Criteria and the other requirements of Section 5.2 of this Lease, and provided further that any name and/or graphics on such signage do not materially devalue the Project as determined by Landlord in its sole and absolute discretion.

If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1. Landlord shall approve or disapprove any requested transfer within fifteen (15) business days following receipt of Tenant’s written request, the information set forth above, and the fee set forth below.

(c) Notwithstanding the provisions of Section 9.1(b) above, in the event Tenant notifies Landlord in writing that Tenant desires to either (1) assign Tenant’s interest in this Lease, or (2) sublease all or substantially all of the Premises for all or substantially all of the remainder of the Term, then in lieu of consenting to such a proposed assignment or subletting, and provided such proposed assignment or subletting is not a “Permitted Transfer” (as defined in Section 9.4 below), then Landlord may elect, within the fifteen (15) business day period permitted for Landlord to approve or disapprove a requested transfer, to (i) sublease the Premises (or the portion proposed to be so subleased), or take an assignment of Tenant’s interest in this Lease, upon substantially the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant’s name or the continuation of Tenant’s business), or (ii) terminate this Lease in its entirety in the event of an assignment, or terminate this Lease as to the portion of the Premises proposed to be so subleased with a proportionate abatement in the rent payable under this Lease, effective thirty (30) days’ following written notice by Landlord of its election to so sublease or terminate. Landlord may thereafter, at its option, assign, sublet or re-let any space so sublet, obtained by assignment or obtained by termination to any third party, including without limitation the proposed transferee of Tenant.

(d) In the event that Landlord approves the requested assignment or subletting, Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion as determined by Landlord, plus (ii) Tenant’s direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, plus (iii) the amount of brokerage commissions, attorneys’ fees and tenant improvement or refurbishment costs paid by Tenant in connection with any such assignment or sublease, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord’s option, by Tenant within ten (10) days of Tenant’s receipt thereof. Landlord shall have the right to review or audit the books and records of Tenant, or have such books and records reviewed or audited by an outside accountant, to confirm any such direct out-of-pocket costs. In the event that such direct out-of-pocket costs claimed by Tenant are overstated by more than five percent (5%), Tenant shall reimburse Landlord for any of Landlord’s costs related to such review or audit. At Landlord’s request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this Section 9.1(d).

(e) Tenant shall pay to Landlord a fee equal to the greater of (i) Landlord’s actual and reasonable costs related to such assignment, subletting or other transfer or (ii) Five Hundred Dollars ($500.00), to process any request by Tenant for an assignment, subletting or other transfer under this Lease. Tenant shall pay Landlord the sum of

Five Hundred Dollars ($500.00) concurrently with Tenant’s request for consent to any assignment, subletting or other transfer, and Landlord shall have no obligation to consider such request unless accompanied by such payment. Tenant shall pay Landlord upon demand any costs in excess of such payment to the extent Landlord’s actual and reasonable costs related to such request exceeds $500.00. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed transfer.

SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. No assignment or subletting shall be effective or binding on Landlord unless documentation in form and substance satisfactory to Landlord in its reasonable discretion evidencing the transfer, and in the case of an assignment, the assignee’s assumption of the obligations of Tenant under this Lease, is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease or as a consent to any subsequent transfer.

SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

(a) Each and every provision contained in this Lease (other than with respect to the payment of rent hereunder) is incorporated by reference into and made a part of such sublease, with “Landlord” hereunder meaning the sublandlord therein and “Tenant” hereunder meaning the subtenant therein.

(b) Tenant hereby irrevocably assigns to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until there is an Event of Default by Tenant, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured Event of Default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

(c) In the event of the termination of this Lease for any reason, including without limitation as the result of an Event of Default by Tenant or by the mutual agreement of Landlord and Tenant, Landlord may, at its sole option, take over Tenant’s entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease. In the event Landlord does not elect to take over Tenant’s interest in a sublease in the event of any such termination of this Lease, such sublease shall terminate concurrently with the termination of this Lease and such subtenant shall have no further rights under such sublease and Landlord shall have no obligations to such subtenant.

SECTION 9.4. CERTAIN TRANSFERS. The following shall be deemed to constitute an assignment of this Lease; (a) the sale of all or substantially all of Tenant’s assets (other than bulk sales in the ordinary course of business), (b) if Tenant is a corporation, an unincorporated association, a limited liability company or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate of fifty percent (50%) (except for publicly traded shares of stock constituting a transfer of fifty percent (50%) or more in the aggregate, so long as no change in the controlling interest of Tenant occurs as a result thereof), or (c) any other direct or indirect change of control of Tenant, including, without limitation, change of control of Tenant’s parent company or a Permitted Transfer by Tenant or its parent company; provided, however, that this provision shall not apply to an initial public offering of the securities of Tenant or if Tenant is a publicly traded company. Notwithstanding the foregoing, Landlord’s consent shall not be required for the assignment of this Lease or a sublease of all or a portion of the Premises to an “Affiliate” (as hereinafter defined) of Tenant (collectively, a “Permitted Transfer”), so long as (i) the “Net Worth” (as hereinafter defined) of the successor or reorganized entity after such Permitted Transfer is at least equal to the greater of the Net Worth of Tenant as of the execution of this Lease by Landlord or the Net Worth of Tenant immediately prior to the date of such Permitted Transfer, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such Permitted Transfer, (ii) Tenant shall provide to Landlord, prior to such Permitted Transfer, written notice of such Permitted Transfer or reorganization and such assignment documentation and other information as Landlord may reasonably require in connection therewith, and (iii) all of the other terms and requirements Section 9.2 and 9.3 (but not of Section 9.1) shall apply with respect to such Permitted Transfer. “Net Worth” means tangible net worth

(computed in accordance with generally accepted accounting principles, consistently applied), except that intangible assets such as good will, patents, copyrights and trademarks shall be excluded from the calculation. An “Affiliate” means any entity that (i) controls, is controlled by, or is under common control with Tenant, (ii) results from the transfer of all or substantially all of Tenant’s assets or stock, (iii) results from the merger or consolidation of Tenant with another entity, or (iv) succeeds to all or substantially all of the business and assets of Tenant. For purposes of the foregoing sentence, “control” means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary discretion of the entity’s affairs.

ARTICLE X. INSURANCE AND INDEMNITY

SECTION 10.1. TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

SECTION 10.2. LANDLORD’S INSURANCE. Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its sole and absolute discretion: property insurance, subject to standard exclusions, covering the Building and/or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including coverage for the Tenant Improvements constructed by Landlord pursuant to the Work Letter (if any) attached hereto, and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant’s Alterations or on Tenant’s other property, including, without limitation, Tenant’s trade fixtures, furnishings, equipment, signs and all other items of personal property, and Landlord shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and/or Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord’s option, Landlord may self-insure all or any portion of the risks for which Landlord elects to provide insurance hereunder.

SECTION 10.3. JOINT INDEMNITY.

(a) To the fullest extent permitted by law, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, including, without limitation, the use by Tenant, its agents, employees, invitees or licensees of any recreational facilities within the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any Event of Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.3(a) through counsel reasonably satisfactory to Landlord. The provisions of this Section 10.3(a) shall expressly survive the expiration or sooner termination of this Lease. Tenant’s obligations under this Section shall not apply in the event that the claim, liability, cost or expense is (i) caused by the active negligence or willful misconduct of Landlord, or (ii) is covered by Landlord’s indemnity obligations set forth in Section 10.3(b) below.

(b) To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.4, 10.5 and 14.8 of this Lease), Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from the active negligence or willful misconduct of Landlord, its employees or authorized agents in connection with the operation, maintenance or repair of the Building and/or the Common Areas of the Project. Tenant may, at its option, require Landlord to assume Tenant’s defense in actions covered by this Section 10.3(b) through counsel reasonably satisfactory to Tenant. The provisions of this Section 10.3(b) shall expressly survive the expiration or sooner termination of this Lease. Landlord’s obligations under this Section 10.3(b) shall not apply in the event that the claim, liability, cost or expense is (i) caused by the active negligence or willful misconduct of Tenant, or (ii) is covered by Tenant’s indemnity obligations set forth in Section 10.3(a) above.

SECTION 10.4. LANDLORD’S NONLIABILITY. Subject only to the express indemnity obligation on Landlord’s part relating to claims, liabilities, costs or expenses for personal injury to or death of persons contained in Section 10.3(b) of this Lease, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord and knowingly assumes the risk of for loss of or damage to any property, or any injury to any person, or any other loss, cost, damage, injury or liability whatsoever resulting from Acts of God, acts of civil disobedience or insurrection, acts or omissions of third parties and/or of other tenants within the Project or their agents, employees, contractors, guests or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works, roof, windows or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. Notwithstanding any provision of this Lease to the contrary, including, without limitation, the provisions of Section 10.3(b) of this Lease, Landlord shall in no event be liable to Tenant, its employees, agents, and invitees, and Tenant hereby waives all claims against Landlord, for loss or interruption of Tenant’s business or income (including, without limitation, any consequential damages and lost profit or opportunity costs), or any other loss, cost, damage, injury or liability resulting from, but not limited to, Acts of God, acts of civil disobedience or insurrection, acts or omissions (criminal or otherwise) of any third parties. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Landlord shall have no liability (including without limitation consequential damages and lost profit or opportunity costs) and, except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent, by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Should Tenant elect to receive any service or products from a concessionaire, licensee or third party tenant of Landlord, Landlord shall have no liability for any services or products so provided or for any breach of contract by such third party provider. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other’s agents on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss or damage under any property insurance policies carried or required to be carried by the provisions of this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligations to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies contemplated by this Lease, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.

ARTICLE XI. DAMAGE OR DESTRUCTION

SECTION 11.1. RESTORATION.

(a) If the Premises or the Building or a part thereof are materially damaged by any fire, flood, earthquake or other casualty, Landlord shall have the right to terminate this Lease upon written notice to Tenant if: (i) Landlord reasonably determines that proceeds necessary to pay the full cost of repair is not available from Landlord’s insurance, including without limitation earthquake insurance, plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant’s Share); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; (iii) an uncured Event of Default by Tenant has occurred; or (iv) the material damage occurs during the final twelve (12) months of the Term. Landlord shall notify Tenant in writing (“Landlord’s Notice”) within sixty (60) days after the damage occurs as to (A) whether Landlord is terminating this Lease as a result of such material damage and (B) if Landlord is not terminating this Lease, the number of days within which Landlord has estimated that the Premises, with reasonable diligence, are likely to be fully repaired. In the event Landlord elects to terminate this Lease, this Lease shall terminate as of the date specified for termination by Landlord’s Notice (which termination date shall in no event be later than sixty (60) days following the date of the damage, or, if no such date is specified, such termination shall be the date of Landlord’s Notice).

(b) If Landlord has the right to terminate this Lease pursuant to Section 11.1(a) and does not elect to so terminate this Lease, and provided that at the time of Landlord’s Notice neither an Event of Default exists nor has Landlord delivered Tenant a notice of any failure by Tenant to fulfill an obligation under this Lease which, unless cured by Tenant within the applicable grace period, would constitute an Event of Default, then within ten (10) days following delivery of Landlord’s Notice pursuant to Section 11.1(a), Tenant may elect to terminate this Lease by written notice to Landlord, but only if (i) Landlord’s Notice specifies that Landlord has determined that the Premises cannot be repaired, with reasonable diligence, within two hundred seventy (270) days after the date of damage or (ii) the casualty has occurred within the final twelve (12) months of the Term and such material damage has a materially adverse impact on Tenant’s continued use of the Premises. If Tenant fails to provide such termination notice within such ten (10) day period, Tenant shall be deemed to have waived any termination right under this Section 1l.1(b) or any other applicable law.

(c) In the event that neither Landlord nor Tenant terminates this Lease pursuant to this Section 11.1 as a result of material damage to the Building or Premises resulting from a casualty, Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Subject to any provision to the contrary in the Work Letter, such repair by Landlord shall include repair of material damage to the Tenant Improvements constructed pursuant to the Work Letter, so long as insurance proceeds from insurance required to be carried by Tenant are made available to Landlord. Landlord shall have the right, but not the obligation, to repair or replace any other leasehold improvements made by Tenant or any Alterations (as defined in Section 7.3) constructed by Tenant. If Landlord elects to repair or replace such leasehold improvements and/or Alterations, all insurance proceeds available for such repair or replacement shall be made available to Landlord. Landlord shall have no liability to Tenant in the event that the Premises or the Building has not been fully repaired within the time period specified by Landlord in Landlord’s Notice to Tenant as described in Section 11.1(a). Notwithstanding the foregoing, the repair of damage to the Premises to the extent such damage is not material shall be governed by Sections 7.1 and 7.2.

Notwithstanding anything to the contrary contained in this Section 11.1(c), if for any reasons other than delays caused by Tenant or other matters beyond Landlord’s reasonable control, the Premises and/or the Building have not been substantially repaired within thirty (30) days following the time period specified in Landlord’s Notice to Tenant as described in Section 11.1(a), then Tenant may, by written notice to Landlord given at any time thereafter but prior to the actual date of the substantial completion of the repair of the Premises or the Building, elect to terminate this Lease. Notwithstanding the foregoing, if at any time during the construction period, Landlord reasonably determines that the substantial completion of said repairs will be delayed beyond thirty (30) days following the time period specified in Landlord’s Notice (for reasons other than Tenant-caused delays and/or force majeure delays), then Landlord may notify Tenant in writing of such determination and of a new outside date for completion of such repairs, and Tenant must elect within ten (10) days of receipt of such notice to either terminate this Lease or waive its right to terminate this Lease provided such repairs are substantially completed within thirty (30) days following the new outside date established by Landlord in such notice to Tenant. Tenant’s failure to elect to terminate this Lease within such ten (10) day period shall be deemed Tenant’s waiver of its right to terminate this Lease as provided in this paragraph as to the previous outside date, but not as to the new outside date established by said notice.

(d) Commencing on the date of such material damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises, as reasonably determined by Landlord, but only to the extent that Landlord is entitled to reimbursement from the proceeds of the business interruption insurance required of Tenant pursuant to Exhibit D.

(e) Landlord shall not be required to repair or replace any improvements or fixtures that Tenant is obligated to repair or replace pursuant to Section 7.1 or any other provision of this Lease and Tenant shall continue to be obligated to so repair or replace any such improvements or fixtures, notwithstanding any provisions to the contrary in this Article XI. In addition, but subject to the provisions of Section 10.5, in the event the damage or destruction to the Premises or Building are due in substantial part to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives, the costs of such repairs or replacement to the Premises or Building shall be borne by Tenant to the extent that insurance proceeds sufficient to complete such repair or replacement are not made available to Landlord, and in addition, Tenant shall not be entitled to terminate this Lease as a result, notwithstanding the provisions of Section 11.1(b).

(f) Tenant shall fully cooperate with Landlord in removing Tenant’s personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant’s rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require.

SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE XII. EMINENT DOMAIN

SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, whether or not including a portion of the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant, Tenant’s goodwill or for relocation or business interruption expenses recoverable from the taking authority.

SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed thirty (30) days.

SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within thirty (30) days following the taking and if the taking materially impairs Tenant’s use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

SECTION 13.1. SUBORDINATION. At the option of Landlord or any lender of Landlord’s that obtains a security interest in the Building, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as no Event of Default occurs under this Lease, Tenant’s possession and quiet enjoyment of the Premises shall not be disturbed and this Lease shall not terminate in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section. Tenant shall execute and deliver any commercially reasonable documents or agreements requested by Landlord or such lessor or lender which provide Tenant with the non-disturbance protections set forth in this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any commercially reasonable instrument required by Landlord’s successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all commercially reasonable instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed-in-lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the security deposit to the extent it is not actually received by such purchaser or bound by any rent paid for more than the current month in which the foreclosure occurred. Landlord hereby represents to Tenant that, as of the date of this Lease, no ground or underlying lease, mortgage or deed of trust referred to in this Section 13.1 encumbers the Premises and/or the Building.

SECTION 13.2. ESTOPPEL CERTIFICATE.

(a) Tenant shall, at any time upon not less than twenty (20) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant’s knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord or any purchaser or encumbrancer may reasonably require. Tenant’s statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Project.

(b) Notwithstanding any other rights and remedies of Landlord, Tenant’s failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) to Tenant’s knowledge, there are no uncured Events of Default in Landlord’s performance, and (iii) not more than one month’s rental has been paid in advance.

(c) Landlord shall, at any time upon not less than twenty (20) days prior written notice from Tenant in the event of a prospective assignment of this Lease by Tenant or of a prospective financing of Tenant’s assets located in the Premises, execute, acknowledge and deliver to Tenant a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect), and (ii) acknowledging that, to Landlord’s knowledge, there are no uncured Events of Default on the part of Tenant, or specifying each Event of Default if any are claimed. Landlord’s statement may be relied upon by any prospective assignee of Tenant’s interest under this Lease or by any prospective lender to Tenant.

SECTION 13.3. FINANCIALS.

(a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time upon Landlord’s request (but not more frequently than once in any calendar year), Tenant’s current tax returns and financial statements, certified true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year, or, in the event Tenant is a publicly traded corporation on a nationally recognized stock exchange, Tenant’s current financial reports filed with the Securities and Exchange Commission (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or Project, and to any encumbrancer of all or any portion of the Building or Project; provided any such purchaser agrees to keep such Statements confidential.

(b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material adverse change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be materially correct and to accurately and fully reflect Tenant’s true financial condition in all material respects as of the date of submission by any Statements to Landlord.

ARTICLE XIV. EVENTS OF DEFAULT AND REMEDIES

SECTION 14.1. TENANT’S DEFAULTS. In addition to any other breaches of this Lease which are defined as Events of Default in this Lease, the occurrence of any one or more of the following events shall constitute an Event of Default by Tenant:

(a) The failure by Tenant to make any payment of Basic Rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these Events of Default and remedies provisions, the term “additional rent” shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

(b) The assignment, sublease, encumbrance or other transfer of this Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord when consent is required by this Lease.

(c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII.

(e) The abandonment of the Premises by Tenant.

(f) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in this Section 14.1, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to have committed an Event of Default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

(g) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where the seizure is not discharged within thirty (30) days; (v) Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts or (vi) the failure of Tenant to pay its material obligations to creditors as and when they become due and payable, other than as a result of a good faith dispute by Tenant as to the amount due to such creditors. Landlord shall not be deemed to have knowledge of any event described in this Section 14.1(g) unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency. In the event that any provision of this Section 14.1(g) is contrary to applicable law, the provision shall be of no force or effect.

SECTION 14.2. LANDLORD’S REMEDIES.

(a) If an Event of Default by Tenant occurs, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(1) The worth at the time of award of the unpaid Basic Rent and additional rent which had been earned at the time of termination;

(2) The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3) The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s Event of Default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys’ fees, and any other reasonable costs; and

(5) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term “rent” as used in the Lease shall be deemed to mean the Basic Rent, Tenant’s Share of Operating Expenses and any other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including, without limitation, any sums that may be owing from Tenant pursuant to Section 4.3 of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to the Event of Default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in Sections 14.2(a)(i) (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in Section 14.2(a)(i)(3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(ii) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this Section 14.2(a)(ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any Event of Default by Tenant unless and until the Event of Default is cured by Tenant, it being understood and agreed that the performance by Landlord of its obligations under this Lease are expressly conditioned upon Tenant’s full and timely performance of its obligations under this Lease. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

(c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Event of Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Event of Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Event of Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Event of Default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a breach or Event of Default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

(d) Any agreement for free or abated rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease (“Inducement Provisions”) shall be deemed conditioned upon Tenant’s full and faithful performance of the terms, covenants and conditions of this Lease. Upon an Event of Default under this Lease by Tenant, any such Inducement Provisions shall automatically be deemed deleted from this Lease and of no further force or effect and the amount of any rent reduction or abatement or other bonus or consideration already given by Landlord or received by Tenant as an Inducement shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of said Event of Default by Tenant. The acceptance by Landlord of rent or the cure of the Event of Default which initiated the operation of this Section 14.1 shall not be deemed a waiver by Landlord of the provisions of this Section 14.2(d).

SECTION 14.3. LATE PAYMENTS.

(a) Any payment due to Landlord under this Lease, including without limitation Basic Rent, Tenant’s Share of Operating Expenses or any other payment due to Landlord under this Lease, that is not received by Landlord within ten (10) days following the date due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any breach or Event of Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of Basic Rent and Tenant’s Share of Operating Expenses will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Basic Rent or Tenant’s Share of Operating Expenses due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days following the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge, which the Tenant agrees is reasonable, in a sum equal to the greater of five percent (5%) of the amount overdue or One Hundred Dollars ($100.00) for each delinquent payment; provided that the late charge shall be waived for the initial late payment by Tenant. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s breach or Event of Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies. The parties agree that, as used herein and in Section 7.4, the “maximum rate permitted by law” shall mean ten percent (10%) per annum.

(b) Following each second installment of Basic Rent and/or the payment of Tenant’s Share of Operating Expenses within any twelve (12) month period that is not paid within ten (10) days following the date due, Landlord shall have the option to require that beginning with the first payment of Basic Rent next due, Basic Rent and the Tenant’s Share of Operating Expenses shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance. Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier’s check. If any check for any payment to Landlord hereunder is returned by the bank for any reason, such payment shall not be deemed to have been received by Landlord and Tenant shall be responsible for any applicable late charge, interest payment and the charge to Landlord by its bank for such returned check. Nothing in this Section shall be construed to compel Landlord to accept Basic Rent, Tenant’s Share of Operating Expenses or any other payment from Tenant if there exists an Event of Default unless such payment fully cures any and all such Event of Default. Any acceptance of any such payment shall not be deemed to waive any other right of Landlord under this Lease. Any payment by Tenant to Landlord may be applied by Landlord, in its sole and absolute discretion, in any order determined by Landlord to any amounts then due to Landlord.

SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant’s sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent payable to Landlord, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant’s part and Tenant hereby grants Landlord the right to enter onto the Premises upon at least 24 hours prior notice to Tenant and during normal business hours (except in cases of emergency when no notice shall be required) in order to carry out such performance. Landlord’s election to make the payment or perform the act on Tenant’s part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts nor shall Landlord be responsible to Tenant for any damage caused to Tenant as the result of such performance by Landlord. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord.

SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease, and Tenant shall have no rights to take any action against Landlord, unless and until Landlord has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. In the event of Landlord’s default under this Lease, Tenant’s sole remedies shall be to seek damages or specific performance from Landlord, provided that any damages shall be limited to Tenant’s actual out-of-pocket expenses and shall in no event include any consequential damages, lost profits or opportunity costs.

SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any Event of Default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, or any action related to a filing for bankruptcy or reorganization by Tenant, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other costs. The prevailing party for the purpose of this Section shall be determined by the trier of the facts.

SECTION 14.7. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

(b) In the event that the jury waiver provisions of Section 14.7(a) are not enforceable under California law, then the provisions of this Section 14.7(b) shall apply. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 – 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings shall be paid by the party initiating such procedure; provided however, that the costs and fees, including any initiation fee, of such proceeding shall ultimately be borne in accordance with Section 14.6 above. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 14.7(b), the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10 day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under California Code of Civil Procedure Sections 639 and 640, as same may be amended or any successor statute(s) thereto. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in Section 641 of the California Code of Civil Procedure, as same may be amended or any successor statute(s) thereto. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with California law. The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this lease, and the parties hereby waive any right to recover any such damages. The referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law; provided, however, that the referee shall limit discovery to that which is essential to the effective prosecution or defense of the action, and in no event shall discovery by either party include more than one non-expert witness deposition unless both parties otherwise agree. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. In accordance with Section 644 of the California Code of Civil procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 14.7(b). To the extent that no pending lawsuit has been filed to obtain the appointment of a referee, any party, after the issuance of the decision of the referee, may apply to the court of the county in which the Premises are located for confirmation by the court of the decision of the referee in the same manner as a petition for confirmation of an arbitration award pursuant to Code of Civil Procedure Section 1285 et seq. (as same may be amended or any successor statute(s) thereto).

SECTION 14.8. SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Project and no action for any deficiency may be sought or obtained by Tenant.

SECTION 14.9. LIMITATION OF ACTIONS AGAINST LANDLORD. Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease, including without limitation any arising under a tort or contract cause of action, shall be barred unless Tenant commences an action thereon within twelve (12) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.

ARTICLE XV. END OF TERM

SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. Any period of time following the Expiration Date or earlier termination of this Lease required for Tenant to remove its property or to place the Premises in the condition required pursuant to Section 15.3 (or for Landlord to do so if Tenant fails to do so) shall be deemed a holding over by Tenant. If Tenant holds over for any period after the Expiration Date (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only and an Event of Default under this Lease; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease and terminating thirty (30) days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be the greater of: (a) one hundred fifty percent (150%) of the Basic Rent for the month immediately preceding the date of termination, or (b) the then currently scheduled Basic Rent for comparable space in the Project. The acceptance by Landlord of monthly holdover rental in a lesser amount shall not constitute a waiver of Landlord’s right to recover the full amount due for any holdover by Tenant, unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender, provided Landlord has given written notice to Tenant of such succeeding tenant. The foregoing provisions of this Section are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Subject to the provisions of 7.3 of this Lease, upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, casualty damage and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant’s personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord’s option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE XVI. PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be deemed to be rent under this Lease and shall be paid, without deduction or offset (except as expressly provided in this Lease), in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of Basic Rent and the Tenant’s Share of Operating Costs pursuant to Sections 4.1 and 4.2, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises). Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered seventy-two (72) hours after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE XVII. RULES AND REGULATIONS

Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant’s agents, employees, contractors, guests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a breach of this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE XVIII. BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Each party warrants to the other party that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and each party agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

ARTICLE XIX. TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, provided the transferee has expressly assumed in writing all obligations of Landlord under this Lease accruing from and after the effective date of such transfer, the transferor shall be automatically relieved of all further obligations on the part of Landlord, and the transferor shall be relieved of any obligation to pay any funds in which Tenant has an interest to the extent that such funds have been turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No beneficiary of a deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or beneficiary under the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE XX. INTERPRETATION

SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

SECTION 20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Any litigation commenced concerning any matters whatsoever arising out of or in any way connected to this Lease shall be initiated in the Superior Court of the county in which the Project is located.

SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by

Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, other than financial inability, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant’s reasonable control.

SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord. The foregoing express covenant shall be in addition to and not in derogation of any implied or other rights of quiet enjoyment Tenant may have under applicable law.

SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

SECTION 20.13. INTERPRETATION. This Lease shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Lease.

ARTICLE XXI. EXECUTION AND RECORDING

SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

SECTION 21.2. CORPORATE, LIMITED LIABILITY COMPANY AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership, and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of its board of directors’ resolution, operating agreement or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

ARTICLE XXII. MISCELLANEOUS

SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose, by public filings or otherwise, the terms and conditions of this Lease (“Confidential Information”) to any third party, either directly or indirectly, without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion. The foregoing restriction shall not apply if either: (i) Tenant is required to disclose the Confidential Information in response to a subpoena or other regulatory, administrative or court order, (ii) independent legal counsel to Tenant delivers a written opinion to Landlord that Tenant is required to disclose the Confidential Information to, or file a copy of this Lease with, any governmental agency or any stock exchange; provided however, that in such event, Tenant shall, before making any such disclosure (A) provide Landlord with prompt written notice of such required disclosure, (B) at Tenant’s sole cost, take all reasonable legally available steps to resist or narrow such requirement, including without limitation preparing and filing a request for confidential treatment of the Confidential Information and (C) if disclosure of the Confidential Information is required by subpoena or other regulatory, administrative or court order, Tenant shall provide Landlord with as much advance notice of the possibility of such disclosure as practical so that Landlord may attempt to stop such disclosure or obtain an order concerning such disclosure. The form and content of a request by Tenant for confidential treatment of the Confidential Information shall be provided to Landlord at least five (5) business days before its submission to the applicable governmental agency or stock exchange and is subject to the prior written approval of Landlord. In addition, Tenant may disclose the terms of this Lease to prospective assignees of this Lease and prospective subtenants under this Lease with whom Tenant is actively negotiating such an assignment or sublease.

SECTION 22.2. GUARANTY. As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor(s) listed in Item 7 of the Basic Lease Provisions (“Guarantor”), if any, on a form of guaranty provided by Landlord (“Guaranty”). Any default by a Guarantor under the Guaranty shall be deemed to be an Event of Default under the terms of this Lease. In addition, any filing by or against a Guarantor of a petition to have such Guarantor adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against such Guarantor, the same is dismissed within thirty (30) days), a Guarantor’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts or the failure of a Guarantor to pay its material obligations to creditors as and when they become due and payable, other than as a result of a good faith dispute by such Guarantor, shall be deemed to be an Event of Default by Tenant.

SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially diminish the rights of Tenant, materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Building is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether a default exists under such beneficiary’s deed of trust.

SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its employees, agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Project Costs.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC,		ISTA PHARMACEUTICALS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Douglas G. Holte	By:	/s/ Vicente Anido, Jr.
	Douglas G. Holte, President		Name (Print): Vicente Anido, Jr.
	Office Properties		Title (Print): President and Chief Executive Officer

By:	/s/ Steven M. Case	By:	/s/ Lauren Silvernail
	Steven M. Case, Executive Vice President,		Name: Lauren Silvernail
	Office Properties		Title: Chief Financial Officer and Vice President, Corporate Development

50 Technology

EXHIBIT A

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EXHIBIT B

THE IRVINE COMPANY – INVESTMENT PROPERTIES GROUP

HAZARDOUS MATERIAL SURVEY FORM

The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group (“IPG”) property. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

THE IRVINE COMPANY MANAGEMENT OFFICE

111 Innovation

Irvine, CA 92617

Your cooperation in this matter is appreciated. If you have any questions, please call your property manager at (949) 720-4400 for assistance.

1.	GENERAL INFORMATION.

Name of Responding Company:

Check all that apply:	Tenant	( )	Contractor	( )
	Prospective	( )	Existing	( )

Mailing Address:

Contact person & Title:

Telephone Number: ( )

Current TIC Tenant(s):

Address of Lease Premises:

Length of Lease or Contract Term:

Prospective TIC Tenant(s):

Address of Leased Premises:

Address of Current Operations:

Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.

2.	HAZARDOUS MATERIALS. For the purposes of this Survey Form, the term “hazardous material” means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded.

2.1	Will any hazardous materials be used or stored on site?

Chemical Products	Yes	( )	No	( )
Biological Hazards/ Infectious Wastes	Yes	( )	No	( )
Radioactive Materials	Yes	( )	No	( )
Petroleum Products	Yes	( )	No	( )

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2.2	List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

Hazardous Materials	Location and Method of Storage	Quantity

2.3	Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes ( ) No ( )

If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

3.	HAZARDOUS WASTE. For the purposes of this Survey Form, the term “hazardous waste” means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

3.1	List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

Hazardous Materials	Location and Method of Storage	Quantity

3.2	Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

Hazardous Materials	Location and Method of Storage	Disposal Method

3.3	Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted on the premise?

Yes (    ) No (    )

If yes, please describe any existing or proposed treatment methods.

3.4	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

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4.	SPILLS

4.1 During the past year, have any spills or releases of hazardous materials occurred on the premises? Yes (    ) No (    )

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies notified in connection with such spills? Yes ( ) No ( )

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills? Yes ( ) No ( )

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.	WASTEWATER TREATMENT/DISCHARGE

5.1 Do you discharge industrial wastewater to:

storm drain?	sewer?
surface water?	no industrial discharge

5.2 Is your industrial wastewater treated before discharge? Yes (    ) No (    )

If yes, describe the type of treatment conducted.

5.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6.	AIR DISCHARGES.

6.1	Do you have any air filtration systems or stacks that discharge into the air?

Yes (    ) No (    )

6.2	Do you operate any equipment that requires air emissions permits?

Yes (    ) No (    )

6.3	Attach copies of any air discharge permits pertaining to these operations.

7.	HAZARDOUS MATERIALS DISCLOSURES.

7.1 Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes (    ) No (    )

7.2 Has your company prepared a Hazardous Materials Disclosure – Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes (    ) No (    )

If so, attach a copy.

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7.3 Are any of the chemicals used in your operations regulated under Proposition 65?

If so, describe the procedures followed to comply with these requirements.

7.4 Is your company subject to OSHA Hazard Communication Standard Requirements? Yes (    ) No (    )

If so, describe the procedures followed to comply with these requirements.

8.	ANIMAL TESTING.

8.1 Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes (    ) No (    )

If so, describe the activity.

8.2 Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes (    ) No (    )

If so, describe the activity.

9.	ENFORCEMENT ACTIONS, COMPLAINTS.

9.1 Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes (    ) No (    )

If so, describe the actions and any continuing obligations imposed as a result of these actions.

9.2 Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes (    ) No (    )

9.3 Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes (    ) No (    )

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9.4 If you answered “yes” to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same.

By:
Name:

Title:

Date:

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EXHIBIT C

LANDLORD’S DISCLOSURES

SPECTRUM

The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

1. Landlord has been informed that the El Toro Marine Corps Air Station (MCAS) has been listed as a Federal Superfund site as a result of chemical releases occurring over many years of occupancy. Various chemicals including jet fuel, motor oil and solvents have been discharged in several areas throughout the MCAS site. A regional study conducted by the Orange County Water District has estimated that groundwaters beneath more than 2,900 acres have been impacted by Trichloroethlene (TCE), an industrial solvent. There is a potential that this substance may have migrated into the ground water underlying the Premises. The U.S. Environmental Protection Agency, the Santa Ana Region Quality Control Board, and the Orange County Health Care Agency are overseeing the investigation/cleanup of this contamination. To the Landlord’s current actual knowledge, the ground water in this area is used for irrigation purposes only, and there is no practical impediment to the use or occupancy of the Premises due to the El Toro discharges.

EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect at the Building, and Tenant shall also cause any subtenant to comply with these requirements. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these insurance requirements. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to coverage for personal injury, independent contractors, broad form property damage, fire and water legal liability, products liability (if a product is sold from the Premises), and liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), which policy(ies) shall be written on an “occurrence” basis and for not less than the amount set forth in Item 13 of the Basic Lease Provisions, with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance of at least One Million Dollars ($1,000,000.00); (iii) with respect to Alterations and the like required or permitted to be made by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring Tenant’s Alterations, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) business interruption insurance in amounts satisfactory to cover one (1) year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2. In the event that Landlord shall consent, subsequent to the date of this Lease, to Tenant’s use on the Premises of Hazardous Materials which are different in kind and quantity than those Hazardous Materials identified on Tenant’s Environmental Questionnaire delivered to Landlord prior to the date of this Lease, then provided Landlord reasonably determines that such different Hazardous Materials pose additional risks to and/or burden to Landlord (or the Premises), Landlord shall have the right to require Tenant to procure, pay for and keep in full force environmental impairment insurance with coverage not less than Five Million Dollars ($5,000,000.00) insuring: (i) any Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord’s officers, directors, shareholders, agents, employees and representatives, arising from such Hazardous Materials.

3. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D containing a deductible exceeding Ten Thousand Dollars ($10,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment of all deductibles.

4. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A true and exact copy of each paid up policy evidencing the insurance (appropriately authenticated by the insurer) or a certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

5. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses satisfactory to Landlord: (i) with respect to Tenant’s commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant, together with a provision including Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions, and any other parties in interest designated by Landlord, as additional insureds; (ii) except with respect to Tenant’s commercial general liability insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.

6. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law

1

and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord’s written demand to Tenant.

NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

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EXHIBIT E

RULES AND REGULATIONS

This Exhibit sets forth the rules and regulations governing Tenant’s use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may appear unsightly from outside the Premises.

2. The walls, walkways, sidewalks, entrance passages, elevators, stairwells, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for smoking, loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, sidewalks, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Smoking is permitted outside the building and within the project only in areas designated by Landlord. No tenant or employee or invitee or agent of any tenant shall be permitted upon the roof of the Building without prior written approval from Landlord.

3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4. Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building except to affix standard pictures or other wall hangings on the interior walls of the premises so long as they are not visible from the exterior of the building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing (such approval not to be unreasonably withheld, delayed or conditioned). The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

9. No animals, except for seeing eye dogs, shall be permitted at any time within the Premises.

10. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

11. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, in the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing,

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petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord’s opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor’s execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

12. No equipment of any type shall be placed on the Premises which in Landlord’s opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

13. Regular building hours of operation are from 6:00 AM to 6:00 PM Monday through Friday and 9:00 AM to 1:00 PM on Saturday. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord (not to be unreasonably withheld, conditioned or delayed).

14. The entire Premises, including vestibules, entrances, parking areas, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be “broken down” prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets must be immediately disposed of by tenant and may not be disposed of in the Landlord provided trash container or enclosures. Pallets may be neatly stacked in an exterior location on a temporary basis (no longer than 5 days) so long as Landlord has provided prior written approval. The burning of trash, refuse or waste materials is prohibited.

15. Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may reasonably require.

16. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord (not to be unreasonably withheld, delayed or conditioned). In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to lobby(s), suite(s) and telephone & electrical room(s) which have been furnished to Tenant or which Tenant shall have had made.

17. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

18. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. Without limiting the generality of the foregoing, no freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in the elevator except between those hours so designated by Landlord.

19. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written consent of Landlord (not to be unreasonably withheld, conditioned or delayed).

20. Landlord may from time to time grant other tenants of the project individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

21. Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

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EXHIBIT F

IRREVOCABLE STANDBY LETTER OF CREDIT

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

CLIENT/APPLICANT: ISTA PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED:                  , 20

BENEFICIARY:

THE IRVINE COMPANY LLC

550 NEWPORT CENTER DRIVE

NEWPORT BEACH, CA 92660

ATTENTION: SENIOR VICE PRESIDENT,

                         OPERATIONS OFFICE PROPERTIES

AS “LANDLORD”

APPLICANT:

ISTA PHARMACEUTICALS, INC.

15295 ALTON PARKWAY

IRVINE, CA 92618

AS “TENANT”

AMOUNT: US$500,000.00 (FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS)

EXPIRATION DATE:                  , 2011

LOCATION:        SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF              IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

(A.)	“THE UNDERSIGNED BEING A DULY AUTHORIZED REPRESENTATIVE OR OFFICER OF THE IRVINE COMPANY LLC (“LANDLORD”) HEREBY REPRESENTS AND WARRANTS THAT THE AMOUNT OF THE ACCOMPANYING DRAFT REPRESENTS AND COVERS MONEY DUE AND OWING TO LANDLORD PURSUANT TO THE TERMS OF THAT CERTAIN LEASE AGREEMENT DATED [INSERT DATE] BY AND BETWEEN BENEFICIARY, AS LANDLORD AND ISTA PHARMACEUTICALS, INC., AS TENANT, AS MAY BE AMENDED FROM TIME TO TIME AND THAT THE DRAW UNDER THIS IRREVOCABLE STANDBY LETTER OF CREDIT IS AUTHORIZED UNDER THE LEASE.”

OR

(B.)	“WITHIN THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.”

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

LC DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: ISTA PHARMACEUTICALS, INC.

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

CLIENT/APPLICANT’S SIGNATURE(S)	DATE

CLIENT/APPLICANT: ISTA PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED:                  , 20

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND                  ,     , WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED. ALSO WITHIN FIFTEEN (15) DAYS AFTER THE “FINAL EXPIRATION DATE” YOU SHALL RETURN THE ORIGINAL OF THIS LETTER OF CREDIT TOGETHER WITH THE ORIGINAL AMENDMENT(S), (IF ANY), TO US AT OUR ADDRESS SPECIFIED UNDER THIS LETTER OF CREDIT, MARKED CANCELLED

THIS LETTER OF CREDIT MAY ALSO BE CANCELED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT BY SILICON VALLEY BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS (IF ANY) FROM THE BENEFICIARY TOGETHER WITH A STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE ON BENEFICIARY’S LETTERHEAD STATING THAT THE LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.

THIS LETTER OF CREDIT IS TRANSFERABLE BY US, THE ISSUING BANK, SUCCESSIVELY IN ITS ENTIRETY ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION IN THE FORM OF EXHIBIT “B” ATTACHED HERETO, TOGETHER WITH THE PAYMENT OF OUR TRANSFER FEE OF  1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM USD250.00).

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH TERMS SHALL NOT BE MODIFIED, AMENDED OR AMPLIFIED BY ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO IN THIS LETTER OF CREDIT, IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES.

LC DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: ISTA PHARMACEUTICALS, INC.

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

CLIENT/APPLICANT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

CLIENT/APPLICANT: ISTA PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED:                  , 20

EXCEPT AS STATED HEREIN, THIS LETTER OF CREDIT IS NOT SUBJECT TO ANY CONDITION OR QUALIFICATION AND IS OUR INDIVIDUAL OBLIGATION WHICH IS IN NO WAY CONTINGENT UPON REIMBURSEMENT.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES – STANDBY LETTER OF CREDIT NEGOTIATION DEPARTMENT (THE “BANK’S OFFICE”).

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600 (THE “UCP”).

SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

LC DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: ISTA PHARMACEUTICALS, INC.

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

CLIENT/APPLICANT’S SIGNATURE(S)	DATE

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

CLIENT/APPLICANT: ISTA PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED:                  , 20

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF US$

U.S. DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 ”

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	[INSERT NAME OF BENEFICIARY]
SANTA CLARA, CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DALUZ AT (408) 654-7120.

1

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

CLIENT/APPLICANT: ISTA PHARMACEUTICALS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

(THE LC NUMBER AND THE DATE, THE ISSUANCE DATE, WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED:                  , 20

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK

3003 TASMAN DRIVE

SANTA CLARA, CA 95054

ATTN: GLOBAL	FINANCIAL SERVICES

        STANDBY LETTERS OF CREDIT

RE:	SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)	THE NAME(S) TITLE(S), AND SIGNATURE(S)
CONFORM TO THAT/THOSE ON FILE WITH US
FOR THE COMPANY AND THE SIGNATURE(S)
(SIGNATURE OF BENEFICIARY)	IS/ARE AUTHORIZED TO EXECUTE THIS
INSTRUMENT.
WE FURTHER CONFIRM THAT THE COMPANY
(PRINTED NAME AND TITLE)	HAS BEEN IDENTIFIED APPLYING THE
APPROPRIATE DUE DILIGENCE AND ENHANCED
DUE DILIGENCE AS REQUIRED BY THE BANK
SECRECY ACT AND ALL ITS SUBSEQUENT
AMENDMENTS.

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(AUTHORIZED SIGNATURE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

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EXHIBIT X

INDUSTRIAL WORK LETTER

DOLLAR ALLOWANCE

The tenant improvement work to be contracted for by Landlord hereunder (“Tenant Improvement Work”) shall consist of the design and construction of all tenant improvements (“Tenant Improvements”), including work in place as of the date hereof, required for the Premises pursuant to the approved final Working Drawings and Specifications (as hereinafter defined). All of the Tenant Improvement Work shall be performed by Roel Construction (or by another general contractor selected by Landlord reasonably approved by Tenant) under contract to Landlord (the “General Contractor”), and in accordance with the procedures and requirements set forth below.

I.	ARCHITECTURAL AND CONSTRUCTION PROCEDURES.

A.	Prior to the execution of this Lease, Tenant and Landlord have approved a plan for the Tenant Improvements prepared by H. Hendy Associates (“Landlord’s Architect”), dated February 17, 2010 (“Preliminary Plan”). The Preliminary Plan includes Landlord’s building standard tenant improvements, materials and specifications for the Project as set forth in Schedule 1 attached hereto (“Building Standard Improvements”), except for those additions or variations to Building Standard Improvements expressly approved by Landlord and noted on the Preliminary Plan (any such addition or variation from the Standard Improvements shall be referred to herein as a “Non-Standard Improvement”).

B.	Within five (5) business days following any request therefor by Landlord, Tenant shall provide, or shall cause to be provided, in writing to Landlord and Landlord’s Architect all specifications and information requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant’s final selection of paint and floor finishes, complete specifications and locations (including electrical, load and HVAC requirements) of Tenant’s equipment (collectively, “Programming Information”). Tenant’s failure timely to provide the Programming Information shall constitute a Tenant Delay for purposes of this Lease. Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete and that any defects or problems due to incomplete or inaccurate Programming Information shall be the responsibility of the Tenant and that the Landlord shall have no obligation or liability for such defects or problems arising from any incomplete or inaccurate Programming Information. Any delays in the completion of the Tenant Improvements due to incomplete or inaccurate Programming Information shall constitute a Tenant Delay.

C.	Upon Tenant’s delivery of the complete Programming Information, Landlord’s Architect and Landlord’s engineers shall prepare and deliver to Tenant working drawings and specifications (“Working Drawings and Specifications”), and the General Contractor shall prepare a final construction cost estimate (“Final Cost Estimate”) for the Tenant Improvements in conformity with the Working Drawings and Specifications. A copy of the Final Cost Estimate shall be delivered to Tenant for its approval unless Tenant is not responsible for any Tenant’s Contribution. Tenant shall have five (5) business days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and (if delivered to Tenant) the Final Cost Estimate. Tenant shall not unreasonably withhold or delay its approval, and any disapproval or requested modification shall be limited to items not consistent with the approved Preliminary Plan. Should Tenant disapprove the Working Drawings and Specifications or the Final Cost Estimate, such disapproval shall be accompanied by specific reasons for disapproval and a detailed list of requested revisions. Any revision requested by Tenant and accepted by Landlord, in its reasonable discretion, shall be incorporated into a revised set of Working Drawings and Specifications and the Final Cost Estimate, and Tenant shall approve same in writing within five (5) business days of receipt without further revision.

D.

In the event that Tenant requests in writing a revision to the Working Drawings and Specifications (“Tenant Change”), and Landlord so approves such Tenant Change as provided in Section I.E. herein, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the Completion Cost such Tenant Change would cause. Tenant shall approve or disapprove such change order, if any, in writing within two (2) business days following Tenant’s receipt of such change order. If Tenant approves any such change order, Landlord, at its election, may either (i) require as a condition to the effectiveness of such change order that Tenant pay the increase in the

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Completion Cost attributable to such change order concurrently with delivery of Tenant’s approval of the change order, or (ii) defer Tenant’s payment of such increase until the date ten (10) business days after delivery of invoices for same, provided however, that the Tenant Contribution must in any event be paid in full prior to Tenant’s commencing occupancy of the Premises. If Tenant disapproves any such change order associated with a Tenant Change, Tenant shall nonetheless be responsible for the reasonable architectural and/or planning fees incurred in preparing such change order. Landlord shall have no obligation to interrupt or modify the Tenant Improvement Work pending Tenant’s approval of a change order associated with a Tenant Change, but if Tenant fails to timely approve a change order associated with a Tenant Change, Landlord may (but shall not be required to) suspend the applicable Tenant Improvement Work, in which event any related critical path delays because of such suspension shall constitute Tenant Delays hereunder.

E.	Landlord agrees that it shall not unreasonably withhold its consent to a requested Tenant Change to the approved Tenant Improvements Work, unless Landlord determines, in its sole and absolute discretion, that such requested Tenant Change (i) is of a lesser quality than the improvements previously approved by Landlord, (ii) fails to conform to applicable governmental requirements, (iii) would result in the Premises requiring building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant Improvements and Tenant declines to accept such delay in writing as a Tenant Delay, (v) interferes in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the Building, or (vi) would have an adverse aesthetic impact to the Premises or cause additional expenses to Landlord in reletting the Premises. Unless Landlord otherwise agrees in writing, in its sole and absolute discretion, all Tenant Improvements shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that: (A) Tenant shall remove, at the end of the Term, those portions of the approved Tenant Improvement Work described on the “Restoration Plan” attached as Schedule 2 hereto; and (B) Landlord may, by notice to Tenant given at the time of Landlord’s approval of any Tenant Change, require Tenant either to (y) remove, at the end of the Term, all or any of the specific Tenant Improvements Work approved by way of such Tenant Change, to repair any damage to the Premises or the Common Area arising from such removal, and to replace any Non-Standard Improvements approved by way of such Tenant Change with the applicable Building Standard Improvements, or (z) in the event Tenant fails to timely so remove, repair and replace as required, subsequent to such failure Landlord may demand that Tenant reimburse Landlord for the reasonable cost of such removal, repair and replacement. Any such removals, repairs and replacements by Tenant to be performed by Tenant at the end of the Term shall be completed by the Expiration Date, or sooner termination of this Lease.

F.	Notwithstanding any provision in the Lease to the contrary, and not by way of limitation of any other rights or remedies of Landlord, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within the time period specified herein for such response (or if no time period is so specified, within five (5) business days following Tenant’s receipt thereof), fails to timely provide all of the Programming Information requested by Landlord, fails to approve in writing the Working Drawings and Specifications or the Final Cost Estimate within the time provided herein, fails to timely deliver the Tenant’s Contribution as required hereunder, requests any Tenant Changes, furnishes inaccurate or erroneous Programming Information, specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a “Tenant Delay”), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date of this Lease shall be deemed to have occurred for all purposes, including without limitation Tenant’s obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord’s determination shall be conclusive unless Tenant notifies Landlord in writing, within five (5) business days thereafter, of Tenant’s election to contest same by arbitration pursuant to Paragraph IV below. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.

G.	Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date of the Lease in order that Tenant may cause the installation of its

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fixtures, furniture and cabling through Tenant’s own contractors prior to the Commencement Date. Any such work shall be subject to Landlord’s prior written approval (not to be unreasonably withheld, conditioned or delayed), and shall be performed in a manner and upon terms and conditions and at times reasonably satisfactory to Landlord’s representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant’s contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord and its General Contractor as determined by Landlord in Landlord’s reasonable discretion. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord and its General Contractor as defined by Landlord in Landlord’s sole and absolute discretion, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant’s contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms reasonably satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. In no event shall the failure of Tenant’s contractors to complete any work in the Premises extend the Commencement Date of this Lease beyond the date that Landlord has completed its Tenant Improvement Work and tendered the Premises to Tenant in accordance with Section 3.1 of this Lease.

H.	Tenant hereby designates each of Dennis Potts of Dennis Potts Project Management, LLC, 18401 Von Karman Avenue, Suite 260, Irvine, CA 92612, telephone No. (949) 683-4994, email: dennis.potts2000@gmail.com (“Tenant’s Project Manager”) and Kathleen McGinley of ISTA Pharmaceuticals, telephone No. (949) 788-5315, email: kmcginley@istavision.com (“Tenant’s Facilities Representation”), either of such parties acting alone, as its representative and agent for all matters related to the Tenant Improvement Work, including but not by way of limitation, for purposes of receiving notices, approving submittals and issuing requests for Tenant Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. The foregoing authorization is intended to provide assurance to Landlord that it may rely upon the directives and decision making of each of the Tenant’s Project Manager and the Tenant’s Facilities Representative with respect to the Tenant Improvement Work and is not intended to limit or reduce Landlord’s right to reasonably rely upon any decisions or directives given by other officers or representatives of Tenant. Tenant may amend the designation of the foregoing individuals at any time upon delivery of written notice to Landlord.

I.	Tenant and Landlord hereby acknowledge and agree as follows in connection with the Tenant Improvement Work:

(i)	Landlord shall be responsible for all coordination between Landlord’s Architect and the General Contractor.

(ii)	From the date of execution of this Lease until final completion by Landlord of all punch list items identified by Tenant in accordance with Section 2.2 of this Lease, Landlord shall schedule and participate in weekly meetings regarding the status of the Tenant Improvements, including the status of field changes and Tenant Changes then at issue, and the status of “Landlord’s Work” (as defined in Section III below) with Tenant’s Project Manager.

(iii)	Notwithstanding the provisions herein regarding Tenant Changes, Landlord shall cause General Contractor to submit concurrently to Landlord and Tenant’s Project Manager all change requests (including requests for “field changes” as hereinafter defined), contingency re-allocations and requests for information for the Tenant Improvements, and final change orders for the Landlord’s Work.

(iv)	Landlord shall not be paid its 3% administration/supervision fee on any work constructed by Tenant in the Premises that is outside the scope of the “Tenant Improvement Work,” including without limitation, Tenant’s cabling, audio-visual and security installations.

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II.	COST OF TENANT IMPROVEMENTS

A.	Landlord shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the Final Cost Estimate (subject to increases for Landlord approved “field changes” [as hereinafter defined], and Landlord approved Tenant Changes), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. As used herein, “field changes” shall mean changes approved by Landlord during the course of the Tenant Improvement Work as a result of (i) unforeseen conditions, (ii) interpretations of code compliance by City inspectors and/or (iii) interpretations of the requirements of the Working Drawings and Specifications.

B.	Landlord shall pay up to $2,158,500.00, based on $35.65 per rentable square foot of the Premises (“Landlord’s Maximum Contribution”), of the final “Completion Cost” (as defined below) of the Tenant Improvements. Tenant acknowledges that the Landlord’s Maximum Contribution is intended only as the maximum amount Landlord will pay toward approved Tenant Improvements, and not by way of limitation, any partitions, modular office stations, fixtures, cabling, furniture and equipment requested by Tenant are in no event subject to payment as part of Landlord’s Contribution. In the event the Completion Cost of the Tenant Improvements is less than the Landlord’s Maximum Contribution, Landlord’s actual contribution toward the Completion Cost (“Landlord’s Contribution”) shall equal such lesser amount, and Tenant shall have no right to receive any credit, refund or allowance of any kind for any unused portion of the Landlord’s Maximum Contribution nor shall Tenant be allowed to make revisions to an approved Preliminary Plan, Working Drawings and Specifications or request a Tenant Change in an effort to apply any unused portion of Landlord’s Maximum Contribution; provided that nothing contained in the foregoing shall prevent Tenant from electing among the “Alternates” contained in the approved Plan.

C.	Tenant shall pay all Completion Costs attributable to any Tenant Changes, any costs due to inaccurate or incomplete Programming Information and the amount, if any, by which aggregate Completion Cost of the Tenant Improvements exceeds the Maximum Landlord Contribution. The amounts to be paid by Tenant for the Tenant Improvements pursuant to this Section II.C. are sometimes cumulatively referred to herein as the “Tenant’s Contribution”.

D.	The “Completion Cost” shall mean all costs of Landlord in completing the Tenant Improvements in accordance with the approved Working Drawings and Specifications, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) salaries and fringe benefits of persons, if any, in the direct employ of Landlord performing any part of the construction work, (iii) permit fees and other sums paid to governmental agencies, and (iv) costs of all materials incorporated into the work or used in connection with the work. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord or to Landlord’s management agent in the amount of three percent (3%) of the Completion Cost. Unless expressly authorized in writing by Landlord, the Completion Cost shall not include (and no portion of the Landlord Contribution shall be paid for) any costs incurred by Tenant, including without limitation, any costs for space planners, managers, advisors or consultants retained by Tenant in connection with the Tenant Improvements.

E.

Tenant shall pay to Landlord the amount of the Tenant’s Contribution set forth in the Final Cost Estimate (once approved by Tenant), as follows: (i) 50% of said amount within ten (10) business days following Tenant’s approval of the Final Cost Estimate, and (ii) the remaining 50% of said amount of the Tenant’s Contribution within ten (10) business days following notice from Landlord that 50% of the Tenant Improvement Work has been substantially completed. If the actual Completion Cost of the Tenant Improvements is greater than the Final Cost Estimate because of Tenant Changes, modifications or extras not reflected on the approved Working Drawings and Specifications, or because of Tenant Delays, then Tenant shall pay all such additional costs within ten (10) days after written demand for same. The balance of any sums not otherwise paid by Tenant shall be due and payable on or before the Commencement Date of this Lease. Following substantial completion of the Tenant Improvement Work, Landlord shall cause an accounting of the actual Completion Cost of the Tenant Improvements to be prepared, and any resulting overage in the amount of the Tenant’s Contribution previously paid by Tenant shall be refunded to Tenant, and any underage in the amount of the Tenant’s Contribution shall be paid by Tenant to Landlord. The foregoing refund or payment shall be made within thirty (30) days following notice of said accounting from Landlord to Tenant. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in

4

addition to all other remedies) have the same rights as in the case of Tenant’s failure to pay rent under the Lease, including, without limitation, the right to terminate this Lease and recover damages from Tenant and/or to charge a late payment fee and to collect interest on delinquent payments, and Landlord may (but shall not be required to) suspend the Tenant Improvement Work following such default, in which event any delays because of such suspension shall constitute Tenant Delays hereunder.

III.	LANDLORD’S WORK

In addition to the Tenant Improvement Work, at Landlord’s sole cost and expense and in addition to its obligation to fund the Landlord’s Maximum Contribution, Landlord shall complete, or cause to be completed, all of the work described as the “Capital Alternates” in the Preliminary Plan (collectively, the “Landlord’s Work”).

IV.	DISPUTE RESOLUTION

A.	All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, with such arbitration to be held in Orange County, California, unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than two (2) arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter. Any arbitration pursuant to this section shall be decided within thirty (30) days of submission to JAMS. The decision of the arbitrator shall be final and binding on the parties. In no event shall the arbitrator be empowered or authorized to award consequential or punitive damages (including any award for lost profit or opportunity costs or loss or interruption of business or income). All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

B.	Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

C.	The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law. The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be expressly provided in the Lease.

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LAKEVIEW BUSINESS CENTER

IRVINE, CALIFORNIA

Tenant Improvement / Interior Construction Outline Specifications

(By Tenant/Tenant Allowance)

TENANT STANDARD GENERAL
OFFICE:	CARPET
Direct glue, from one of the following options:
	Designweave - Z6354 Tempest Esq.:	Designweave-Z6356 Techno:
	a) 553 Steel Wool	a) 336 Lido
	b) 773 Melba Toast	b) 252 Topaz
	c) 575 Silver Smoke	c) 518 Night Sky
	d) 535 Dolphin	d) 997 Silver Plum
	e) 454 Denim	e) 496 Galactic

VINYL COMPOSITION TILE (VCT)
12x12 VCT Armstrong Standard Excel on, from the following options:
	a) 51803 Pearl White	c) 51908 Pewter
	b) 51899 Cool White	d) 51899 Cool White

PAINT / WALLS

5/8” gypsum drywall on 2-1/2” x 25 ga. metal studs, floor to ceiling construction, no walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building perimeter walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall. Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White.

BASE 2-1/2” Burke rubber base color: Pearl 137P, straight at cut pile carpet, coved at resilient flooring and loop carpet.

PLASTIC LAMINATE Plastic laminate color at millwork to be Nevamar “Smoky White”, Textured #S-7-27T.

CEILING 2x4 Armstrong Second Lock II #2776 White scored tile on Suprafine 9/16” T-bar grid. Continuous grid throughout.

PERIMETER WALLS Furring, 25 ga. metal studs with 5/8” gypsum drywall, with batt insulation.

LIGHTING 2X4 fluorescent, 3-lamp energy saving ballasts, 18 cell parabolic lens fixtures.

DOORS 1-3/4” solid core, 3”-0” x 8’-10”, plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage “D” series “Sparta” latchset hardware, dull chrome finish.

OFFICE SIDELITES

All interior offices to have sidelite glazing adjacent to office entry door. 2’ wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

COFFEE BAR

Eight (8) lineal feet of upper and lower plastic laminate faced cabinets, flush overlay custom grade design with stainless steel sink and garbage disposal at one location per tenant; adjacent to restrooms and/or building waste line.

Revised 8/12/02	Page 5 of 7	THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER.

SCHEDULE I

1

LAKEVIEW BUSINESS CENTER

IRVINE, CALIFORNIA

Tenant Improvement / Interior Construction Outline Specifications

(Continued)

TENANT STANDARD GENERAL OFFICE (CONTINUED):	WINDOW COVERINGS Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

TENANT STANDARD MECHANICAL:	HVAC
Thermostats shall be provided with set points as required by Title 24. Ceiling diffusers and return perforated face in 2x4 ceiling grid. Distribution, drops and VAV boxes from shell supply main loop.

FIRE PROTECTION Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of scored ceiling tile. Ceiling drops from shell supply loop.

TENANT STANDARD ELECTRICAL:
ELECTRICAL SYSTEM 277/480 volt, three phase, four wire metered distribution section added to main service at Main Electrical Room.

Electrical tenant distribution capacity suitable for 22 watts per s.f. to accommodate HVAC, lighting, data processing, computer loads and convenience outlets.

Tenant electrical room to include 270/480 volt and 120/208 volt panels as required.

Building HVAC system is connected to the tenant distribution system as part of tenant improvements.

LIGHTING

Double switch per Title 24, paired in double gang box, white plastic cover, 42” AFF to switch centerline. 2x4 fluorescent light fixtures, 3-lamp energy saving ballasts, 18 cell parabolic lens fixtures.

Exit signs: Internally illuminated, brushed stainless steel face.

OUTLETS Power: 15-amp 125-volt specification grade duplex receptacle mounted vertically, 18” AFF to centerline, white plastic coverplate.

Telephone/Data: Single gang box with mud ring and pull string, mounted vertically, 18” AFF to centerline, Cover plate by telephone company. Teflon cable by tenant.

TENANT STANDARD WAREHOUSE/SHIPPING AND RECEIVING:	FLOORS Seated concrete.

WALLS 5/8” gypsum wallboard standard partition. Paint to match Frazee #484 City Lights; rated partition at occupancy separation as required by code.

CEILING Exposed structure.

Revised 8/12/02	Page 6 of 7	THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER.

SCHEDULE I

2

LAKEVIEW BUSINESS CENTER

IRVINE, CALIFORNIA

Tenant Improvement / Interior Construction Outline Specifications

(Continued)

TENANT STANDARD
WAREHOUSE/SHIPPING AND	WINDOWS
RECEIVING (CONTINUED):	None

ACCESS 7’-6” H x 7’-6” W glazed service doors. Glazing is reflective glass.

HVAC None

PLUMBING Single accommodation restroom, if required.

Sheet vinyl flooring to be Armstrong Classic Corlon “Seagate” #86526 Oyster, with FRP panel wainscot to 48” high, painted walls above to be Frazee #484.

LIGHTING Chain hung florescent strip.

OTHER ELECTRICAL Convenience outlets; surface mounted at exposed concrete walls.

SECURITY Lockable doors.

Revised 8/12/02	Page 7 of 7	THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER.

SCHEDULE I

3

50 Technology

SCHEDULE 2

RESTORATION KEYNOTES

1.1	ROOMS 135, 150, 152, 153, 154 168, 169 & 169A: RESTORE TO WAREHOUSE CONDITION. REMOVE ALL WALLS, MECHANICAL, LIGHTING, STRUCTURAL AND REMOVE ALL RESIDUE FROM FLOORS.
1.2	REMOVE MECHANICAL & ELECTRICAL DISTRIBUTION AND UNITS, REPAIR ROOF.
1.3	REMOVE DOORS AND FILL IN AT ROOMS: 150, 152, 153 & 154.
1.4	ROOMS 128 & 133: REMOVE ALL WALLS, LAB BENCHES, ELECTRICAL, SPECIAL MECHANICAL SYSTEMS, GAS. RESTORE CEILING TO BUILDING STANDARD CEILING GRID & TILE CONTINUOUS WITH THE ADJACENT OFFICE AREA INCLUDES STANDARD LIGHTING, HVAC, FIRE SPRINKLERS AND FIRE LIFE SAFETY AS REQUIRED BY THE CITY.
1.5	ROOM 188: REMOVE ALL DRYWALL CONCEALING DOOR AND RESTORE TO HAVE FULL ACCESS.

H.HendyAssociates

HHA

INTERIOR PLANNING AND DESIGN

THE IRVINE COMPANY

PROJECT

ISTA Pharmaceuticals

ISSUES AND REVISIONS

NO. DESCRIPTION DATE

PROJECT

ISTA PHARMACEUTICALS

50 TECHNOLOGY
IRVINE, CA 92618
1ST FLOOR

SCHEDULE 2

RP.0100.50TECH

Schedule 2 (1 of 2)

1

50 Technology

SCHEDULE 2

NO RESTORATIONS

H.HendyAssociates

HHA

THE IRVINE COMPANY

ISTA Pharmaceuticals

ISTA PHARMACEUTICALS

50 TECHNOLOGY
IRVINE, CA 92618
2ND FLOOR

SCHEDULE 2

RP.0200.50TECH

Schedule 2 (2 of 2)

2

Lakeview Business Center

EXHIBIT Y

1